UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 90549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
ADMA BIOLOGICS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT
DATED APRIL 28, 2022
ADMA BIOLOGICS, INC.
465 State Route 17
Ramsey, New Jersey 07446
Dear Stockholder:
You are cordially invited to the annual meeting of stockholders (the “Annual Meeting”) of ADMA Biologics, Inc. (the “Company”), which will be held virtually at 10:00 a.m. Eastern Time on June 21, 2022. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location, and to support the health and well-being of our employees and stockholders due to the ongoing public health impact of the coronavirus pandemic (COVID-19). You will be able to attend the Annual Meeting and vote during the Annual Meeting via live webcast through the link www.virtualshareholdermeeting.com/ADMA2022.
In connection with the Annual Meeting, you will be asked to consider and vote on certain proposals that are more fully described in the accompanying proxy statement. Whether or not you plan to attend the Annual Meeting, we urge you to read the proxy statement and consider such information carefully before voting.
The Board of Directors unanimously recommends that our stockholders vote “FOR” all of the proposals presented in the proxy statement.
Your vote is very important. Even if you plan to attend the Annual Meeting, if you are a stockholder of record of common stock, please submit your proxy by Internet, mail or telephone as soon as possible to make sure that your shares are represented at the Annual Meeting, or you may submit your proxy at the Annual Meeting. If you hold your shares of common stock in “street name” through a bank, broker or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker or other nominee, which include instructions for voting by Internet or telephone.
On behalf of the Board of Directors, I thank you for your continued support of ADMA Biologics, Inc.
Yours sincerely,

Adam S. Grossman
President, Chief Executive Officer and Director
This proxy statement is dated April 28, 2022. Holders of record of the Company’s common stock at the close of business on April 25, 2022 are entitled to receive notice of, and to vote at, the Annual Meeting. Instructions on how to vote your shares are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which is expected to be mailed on or about April 28, 2022.

ADMA BIOLOGICS, INC.
465 State Route 17
Ramsey, New Jersey 07446
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF ADMA BIOLOGICS, INC.
To Be Held On June 21, 2022
To the Stockholders of ADMA Biologics, Inc. (“we,” “our” or the “Company”):
NOTICE IS HEREBY GIVEN that the 2022 annual meeting of stockholders of the Company (the “Annual Meeting”) will be held virtually at 10:00 a.m. Eastern Time on June 21, 2022.
Virtual Annual Meeting
In light of the ongoing COVID-19 pandemic (COVID-19) and after careful consideration, the Company’s Board of Directors (the “Board”) has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for the Company at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location while safeguarding the health of our stockholders, directors, management and employees. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online and vote your shares electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ADMA2022. To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your “Important Notice Regarding the Availability of Proxy Materials” proxy card or voting instruction form. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time and you should allow ample time for the check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting.
Items of Business
At the Annual Meeting, you will be asked to consider and vote upon the following proposals:
1.
A proposal to elect two Class III directors to serve on the Company’s Board of Directors for a term expiring at the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal or death.

2.	A proposal to approve the ADMA Biologics, Inc. 2022 Equity Compensation Plan (the “2022 Equity Plan”).
3.	A proposal to approve the compensation of the Company’s named executive officers, on an advisory basis.
4.	A proposal to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
5.	A proposal to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the accompanying proxy statement, which you should read in its entirety and carefully consider prior to casting any votes in connection with such proposals. The Board has set the close of business on April 25, 2022 as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders as of the Record Date will be available for inspection by stockholders, for any purpose germane to the Annual Meeting, at the Company’s offices and at the offices of Continental Stock Transfer & Trust Company, the Company’s independent stock transfer agent, during normal business hours for a period of 10 days prior to the Annual Meeting. The list will also be made available electronically upon request for inspection by stockholders in attendance at the virtual Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting virtually. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which is expected to be mailed on or about April 28, 2022. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the fiscal year ended December 31, 2021 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on our proxy card. If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor: Georgeson LLC, toll free at (866) 216-0459.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2022.
OUR PROXY STATEMENT AND ANNUAL REPORT FOR THE FISCAL YEAR ENDED
DECEMBER 31, 2021 ARE AVAILABLE AT WWW.PROXYVOTE.COM.
By Order of the Board of Directors
Adam S. Grossman President, Chief Executive Officer and Director
April 28, 2022
Ramsey, New Jersey

PROXY STATEMENT
DATED APRIL 28, 2022

ADMA BIOLOGICS, INC.
465 State Route 17
Ramsey, New Jersey 07446

PROXY STATEMENT
2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2022
This proxy statement is being made available via Internet Access, beginning on or about April 28, 2022, to the owners of shares of common stock of ADMA Biologics, Inc. (the “Company,” “our,” “we,” or “ADMA”) as of April 25, 2022 in connection with the solicitation of proxies by our Board of Directors for our 2022 annual meeting of stockholders (the “Annual Meeting”). On or about April 28, 2022, we expect to send an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. You will not automatically be entitled to receive by mail our proxy statement and annual report to stockholders for the fiscal year ended December 31, 2021. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

QUESTIONS AND ANSWERS
The following section addresses certain questions about this proxy statement and the proposals described herein, which are to be presented at the Annual Meeting.
The Annual Meeting will be held virtually at 10:00 a.m. Eastern Time on June 21, 2022. You will be able to attend and vote at the Annual Meeting via live webcast through the link www.virtualshareholdermeeting.com/ADMA2022.
The following questions and answers may not include all of the information that is important to you as a stockholder of the Company. We urge our stockholders to read this entire proxy statement and carefully consider such information before casting any votes with respect to the proposals presented herein.
Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.
Why is the Annual Meeting a virtual, online meeting?
We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location, and to support the health and well-being of our employees and stockholders due to the ongoing public health impact of the coronavirus pandemic (COVID-19). We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Detailed instructions on how to participate at the Annual Meeting may be found online at www.virtualshareholdermeeting.com/ADMA2022.
What is the purpose of this document?
We are soliciting stockholder votes with respect to the following proposals:
1.
A proposal to elect two Class III directors to serve on the Company’s Board of Directors (the “Board”) for a term expiring at the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal or death (the “Director Election Proposal”).

2.	A proposal to approve the ADMA Biologics, Inc. 2022 Equity Compensation Plan (the “2022 Equity Plan” and this proposal referred to as the “2022 Equity Plan Proposal”).
3.	A proposal to approve the compensation of the Company’s named executive officers, on an advisory basis (the “Say-on-Pay Proposal”).
4.	A proposal to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (the “Auditor Ratification Proposal”).
5.	A proposal to transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
For more information about these proposals, please see the sections entitled “The Director Election Proposal,” “The 2022 Equity Plan Proposal,” “The Say-on-Pay Proposal” and “The Auditor Ratification Proposal.”
Who is entitled to vote at and attend the Annual Meeting?
Only stockholders of record and beneficial owners of the Company’s common stock at the close of business on April 25, 2022 (the “Record Date”) are entitled to receive notice of, vote at and attend the Annual Meeting. At the close of business on the Record Date, there were 196,091,777 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting, held by 9 holders of record. Each outstanding share of the Company’s common stock as of the Record Date entitles its holder to cast one vote on each matter to be voted upon.
What is the difference between holding shares of common stock as a stockholder of record and as a beneficial owner?
Certain of our stockholders hold or may in the future hold their shares of common stock beneficially through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares owned beneficially and those held of record.
Beneficial Owner: If your shares of common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your bank, broker or other nominee, as the case may be. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote. The voting instruction card from your bank, broker or other nominee contains voting instructions for you to use in directing the bank, broker or other nominee how to vote your shares, which include instructions for voting by Internet or telephone.
Because a beneficial owner is not the stockholder of record, you may not vote your shares of common stock at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.
Stockholder of Record: If your shares of common stock are registered directly in your name with us or our stock transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting by following the instructions located at www.virtualshareholdermeeting.com/ADMA2022. You can authorize your proxy or, if you have requested that the proxy materials be sent to you by mail, timely return the proxy card enclosed.
What do I need to do to attend the Annual Meeting?
Stockholders of record as of the Record Date can attend the Annual Meeting online by logging onto our virtual forum at www.virtualshareholdermeeting.com/ADMA2022 and following the instructions provided on your proxy card, vote instruction card or “Important Notice Regarding the Availability of Proxy Materials.” To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voter instruction card or “Important Notice Regarding the Availability of Proxy Materials.” If you do not have this control number at the time of the Annual Meeting, you will still be able to attend virtually, but you will not be able to vote.
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Attendees should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the virtual Annual Meeting. Attendees should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting.
Where can I obtain technical assistance if I encounter technical difficulties accessing virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting.
What constitutes a quorum?
The presence of a quorum is required for business to be conducted at the Annual Meeting. In accordance with Delaware law and our Amended and Restated Bylaws (“Bylaws”), the presence at the Annual Meeting, through virtual attendance or by proxy, of the holders of a majority of the shares of common stock outstanding as of the Record Date and entitled to vote shall constitute a quorum. As of the Record Date, 196,091,777 shares of our common stock were outstanding and entitled to vote. If you submit a properly executed proxy card, regardless of whether you abstain from voting, your shares represented by such proxy card will be considered in determining the presence of a quorum.

How do I vote?
You may vote at the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/ADMA2022 or by mail, Internet, or telephone. If you hold your shares of common stock in “street name” through a bank, broker, or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker, or other nominee, which include instructions for voting by Internet or telephone.
Voting by Mail: If you are a holder of record of common stock and choose to vote by mail, simply complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope to Broadridge Financial Solutions, Inc. (“Broadridge”). If you hold common stock beneficially in “street name” and choose to vote by mail, you must complete, sign and date the voting instruction card provided by your bank, broker, or other nominee and mail it in the accompanying pre-addressed envelope within the specified time period.
Voting by Internet: If you are a holder of record of common stock and choose to vote by Internet, go to www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form to transmit your voting instructions. You must have your proxy card in hand when you access the website and you must transmit your voting instructions by 11:59 p.m. Eastern Time on June 20, 2022, the day before the Annual Meeting.
Voting by Telephone: If you are a holder of record of common stock and choose to vote by telephone, simply use any touch-tone telephone to transmit your voting instructions by calling the following number: 1-800-690-6903 and following the instructions. You must have your proxy card in hand when you call and you must transmit your voting instructions by 11:59 p.m. Eastern Time on June 20, 2022, the day before the Annual Meeting.
Voting at the Annual Meeting: If you attend the virtual Annual Meeting, you will be able to vote online at www.virtualshareholdermeeting.com/ADMA2022.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance as described above, so that your vote will be counted if you later decide not to attend the Annual Meeting. Any vote properly cast at the Annual Meeting will supersede any previously submitted proxy or voting instructions. For additional information, please see “Can I change my vote or revoke my proxy after I authorize or return my proxy card?” below.
If you require assisting in voting, please call the Company’s proxy solicitor, Georgeson LLC (“Georgeson”), toll free at (866) 216-0459.
What is the deadline to provide my proxy?
If you give instructions as to your proxy appointment to the Annual Meeting by telephone or through the Internet, such instructions must be received by 11:59 p.m. Eastern Time on June 20, 2022, the day before the Annual Meeting. If you mail your executed proxy card for the Annual Meeting, such proxy card must be received by June 20, 2022, the day before the Annual Meeting. If you give instructions as to your proxy appointment to the Annual Meeting, such instructions must be received on June 21, 2022 at the Annual Meeting before the voting commences.
How does the Board of Directors recommend I vote on the proposals?
The recommendations of the Board are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
•	“FOR” the election of each of the director nominees named in the Director Election Proposal;
•	“FOR” the 2022 Equity Plan Proposal;
•	“FOR” the Say-on-Pay Proposal; and
•	“FOR” the Auditor Ratification Proposal.

How will my shares of common stock be voted if I do not indicate a vote on my proxy card?
Your shares will be voted as you indicate on the proxy card or voting instruction form, as applicable. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted as recommended by the Board on those items. See the question above entitled “How does the Board of Directors recommend I vote on the proposals?” Your shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented at the Annual Meeting.
Will my shares be voted if I do not provide my proxy?
For stockholders of record: If you are the stockholder of record and you do not vote by proxy card or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.
For holders in street name: If your shares are held in street name, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Subject to applicable Nasdaq Stock Market LLC (“Nasdaq”), New York Stock Exchange and SEC rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on “routine” proposals (such as the Auditor Ratification Proposal) when they have not received voting instructions.
When a proposal is not a routine matter and you have not provided voting instructions to the brokerage firm with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.” Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present or represented by proxy and entitled to vote with respect to the proposals presented in this proxy statement. Each of the Director Election Proposal, the 2022 Equity Plan Proposal and the Say-on-Pay Proposal is a non-routine matter and the Auditor Ratification Proposal is a routine matter. Accordingly, a broker non-vote will not affect the outcome of voting on the Director Election Proposal, the 2022 Equity Plan Proposal or the Say-on-Pay Proposal and broker non-votes are not applicable to the Auditor Ratification Proposal.
Can I change my vote or revoke my proxy after I authorize or return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a stockholder of record as of the Record Date, regardless of the way in which you submitted your original proxy, you may change it by:
•	Returning a later-dated signed proxy card or written notice of revocation, as applicable, to Broadridge at c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, Attention: Vote Processing;
•	Submitting written notice of revocation over the Internet at www.proxyvote.com to Broadridge before 11:59 p.m. Eastern Time on June 20, 2022, the day before the Annual Meeting;
•	Calling Broadridge at 1-800-690-6903 before 11:59 p.m. Eastern Time on June 20, 2022, the day before the Annual Meeting; or
•	Attending the Annual Meeting and properly voting using the instructions posted at www.virtualshareholdermeeting.com/ADMA2022
If your shares of common stock are held through a bank, broker, or other nominee, you will need to contact that nominee if you wish to change your voting instructions. You may also vote virtually at the Annual Meeting if you obtain a “legal proxy” as described in the answer to the question above entitled “How do I vote? – Voting at the Annual Meeting.” Mere attendance at the Annual Meeting will not cause your previously granted proxy to be revoked.
If you need assistance changing or revoking your vote, please call Georgeson toll free at (866) 216-0459.

What vote is required to approve each proposal?
Proposal	Vote Required	What Are My Voting Choices?	Broker Discretionary Voting Allowed?
Director Election Proposal	Plurality of the shares of ADMA’s common stock present, through virtual attendance, by remote communication or represented by proxy and entitled to vote generally on the election of directors	“FOR” or “WITHHOLD”	No
2022 Equity Plan Proposal
Majority of the shares of ADMA’s common stock present, through virtual attendance, by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter
		“FOR”, “AGAINST” or “ABSTAIN”	No
Say-on-Pay Proposal
Majority of the shares of ADMA’s common stock present, through virtual attendance, by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter
		“FOR”, “AGAINST” or “ABSTAIN”	No
Auditor Ratification Proposal
Majority of the shares of ADMA’s common stock present, through virtual attendance, by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter
		“FOR”, “AGAINST” or “ABSTAIN”	Yes
Election of a director requires the affirmative vote of a plurality of the shares of ADMA’s common stock present, through virtual attendance, by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors, assuming the presence of a quorum at the Annual Meeting. This means that the two nominees with the greatest number of votes will be elected.
Approval of the 2022 Equity Plan Proposal, the Say-on-Pay Proposal and the Auditor Ratification Proposal each require the affirmative vote of the holders of a majority of the shares of ADMA’s common stock present, through virtual attendance, by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter, in order for each such proposal to be approved, provided a quorum is present through virtual attendance, by remote communication or represented by proxy. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote).
Notwithstanding the vote standards described herein, please be advised that the Say-on-Pay Proposal and the Auditor Ratification Proposal are advisory only and will not be binding on the Company or the Board and will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, the Company or the Board. However, the Board, Compensation Committee and/or Audit Committee, as the case may be, will take into account the outcome of the votes when considering what action, if any, should be taken in response to the advisory vote by stockholders.
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares of common stock on any additional matters properly presented for a vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Who will solicit proxies on behalf of the Board?
Our Board is asking you to give your proxy to Adam S. Grossman, President and Chief Executive Officer, and Brian Lenz, Executive Vice President and Chief Financial Officer. Giving your proxy to Messrs. Grossman and Lenz means that you authorize Messrs. Grossman and Lenz, either of them or their duly appointed substitutes, to vote your shares at the Annual Meeting in accordance with your instructions. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, then the shares will be voted in accordance with the Board’s recommendations.
Proxies may be solicited on behalf of the Board, without additional compensation, by the Company’s directors and certain executive officers or employees of the Company. Additionally, the Company has retained Georgeson, a proxy solicitation firm, to assist in the solicitation of proxies. Georgeson may solicit proxies on the Board’s behalf.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that any brokers, trustees and other nominees who hold shares in their names furnish our proxy materials to the beneficial owners of the shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules. We will pay Georgeson a base shareholder meeting service fee of $16,000, plus certain applicable supplemental fees and costs and expenses. In addition, Georgeson and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

THE DIRECTOR ELECTION PROPOSAL
The Company’s Bylaws provide that the authorized number of directors of the Company shall not be less than one nor more than nine. The Board is authorized to increase or decrease the total number of directors within the limitations prescribed by the Company’s Bylaws. The Company’s Bylaws and the Second Amended and Restated Certificate of Incorporation of ADMA Biologics, Inc., as amended to date (the “Charter”) divide the Board into three classes with staggered three-year terms. Seven directors are currently serving on the Board
At the Annual Meeting, stockholders will be asked to elect two Class III directors to serve for a three-year term expiring at the annual meeting of stockholders in 2025. The Class III nominees, whose term of office will expire at the annual meeting in 2025 if reelected, are Jerrold B. Grossman and Lawrence P. Guiheen. If Dr. Grossman and Mr. Guiheen are reelected as Class III directors at the Annual Meeting pursuant to this proposal, then the Board will continue to consist of seven directors.
The Board has nominated Dr. Grossman and Mr. Guiheen upon the recommendation of our Governance and Nominations Committee. Proxies solicited by or on behalf of the Board will, unless otherwise directed, be voted to elect Dr. Grossman and Mr. Guiheen. Dr. Grossman and Mr. Guiheen have each indicated a willingness to continue to serve for the term to which they have been nominated, if elected. In case any nominee is not a candidate at the Annual Meeting, the proxies named in the enclosed form of proxy intend to vote in favor of the remaining nominee and to vote for a substitute nominee in their discretion in such class, as they shall determine. Set forth below is certain information about each of Dr. Grossman and Mr. Guiheen, including their age, principal occupation and business experience for at least the past five years and the names of other publicly held companies on whose boards they serve or have served during the past five years. Other than with respect to Dr. Grossman, who is the father of Mr. Grossman, our President and Chief Executive Officer and a Class II Director, there are no family relationships among any of our directors, the nominees for director or our executive officers.
NOMINEEES FOR CLASS III DIRECTOR TO SERVE A THREE YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING
Name	Age	Principal Occupation and Business Experience
Jerrold B. Grossman D.P.S.	74
Dr. Grossman has been a director of the Company since 2007, is the Vice Chairman of our Board and is a co-founder of the Company. Dr. Grossman has over 35 years of experience in the blood and plasma industry. He served as the Chief Executive Officer of ADMA, on a part-time basis, between 2007 and October 2011. He is the founder and Chief Executive Officer of Technomed, Inc. (formerly National Hospital Specialties), a wholesaler of specialty biological and pharmaceutical products, and has served as Chief Executive Officer of that company since 1980. Additionally, Dr. Grossman is the founder and President of GenesisBPS, a medical device firm specializing in blood collection and processing equipment, and has served as President of that company since 1990. Previously, he held positions at the New York Blood Center and Immuno-U.S., Inc. and previously served as the Chairman of the Board of Bergen Community Blood Services. Currently, Dr. Grossman is a member of the New Jersey Blood Bank Task Force and a founder and director of the New Jersey Association of Blood Bank Professionals. He was a founder and former director of Pascack Bancorp, Inc., which was acquired by Lakeland Bancorp, Inc. in January 2016, and is currently a member of the Corporate Advisory Council of Lakeland Bancorp Inc. Dr. Grossman has also provided consulting services to various government agencies and international organizations. He received a B.A. in Economics and Finance from Fairleigh Dickinson University, an M.B.A. from Fairleigh Dickinson University, and his D.P.S. in Business Management from Pace University. Dr. Grossman is the father of Adam S. Grossman, our President and Chief Executive Officer. He was chosen to serve on the Board because of his role as our co-founder and past Chief Executive Officer, as well as his more than 35 years of experience

Name	Age	Principal Occupation and Business Experience
		serving a variety of companies and associations in the blood and plasma industry.

Lawrence P. Guiheen	71
Mr. Guiheen became a director of the Company in July 2012 with over 35 years of experience in Healthcare Industry. He is currently the Chairman of the Company’s Governance and Nominations Committee and a member of the Company’s Audit Committee and Compensation Committee. Prior to retiring in February 2022, Mr. Guiheen was Executive Vice President of Wellstat Management and Chief Executive Officer of Wellmond Therapeutics (November 2019 until February 2022). Wellmond Therapeutics is a start-up pharmaceutical company located in Rockville, MD and was developing drug candidates in oncology supportive care and treatments for diseases and conditions involving mitochondrial and cellular energy disorders or failures. In addition, Mr. Guiheen has over 25 years of experience in the blood and plasma industry. From July 2013 to November 2019, Mr. Guiheen served as Chief Commercial Officer of Kedrion Biopharma, Inc., based in Barga, Italy and Fort Lee, New Jersey. Kedrion markets therapies globally for hemophilia, hemolytic disease of the newborn, immune and neurological disorders. Prior to July 2013, Mr. Guiheen was principal of Guiheen and Associates, a consulting group that specialized in biopharmaceutical, pharmaceutical and medical device commercialization. Before July 2011, Mr. Guiheen was with Baxter Healthcare Corporation for over 30 years. Most recently he held the positions of General Manager Global Hemophilia Franchise (from December 2010 to July 2011), President of Global BioPharmaceuticals for Baxter Healthcare’s BioScience Division (March 2010 to December 2010) and President of BioPharmaceuticals US (January 1998 to March 2010). Mr. Guiheen had been a member of the BioScience Senior Management Team for over 14 years and has extensive experience leading global and domestic commercial organizations in the plasma and recombinant therapies. Mr. Guiheen is past Chairman of the Global Board of Directors for the Plasma Proteins Therapeutics Association (PPTA) and a past member of the Board of Directors of California Healthcare Institute (CHI). Mr. Guiheen holds a Bachelor of Arts degree in Business Administration from Rutgers University. Mr. Guiheen was chosen to serve on the Board of Directors because of his extensive experience in the plasma and pharmaceutical industries.

Vote Required
Assuming the presence of a quorum at the Annual Meeting, the election of a director requires the affirmative vote of a plurality of the shares present, through virtual attendance, by remote communication or represented by proxy and entitled to vote generally on the election of directors. Thus, the two nominees with the greatest number of votes will be elected.
Board Recommendation
After careful consideration, the Board determined that election of each of the nominees for director named above is advisable and in the best interests of ADMA and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the election of each of the nominees for director named above and unanimously recommends that you vote “FOR” the election of each of the nominees for director named above.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING
Name	Age	Principal Occupation and Business Experience
Bryant E. Fong	49
Mr. Fong, who became a director of the Company in May 2012 and is currently a member of the Company’s Audit Committee and Governance and Nominations Committee and Chairman of the Compensation Committee, has over 24 years of experience in the life sciences industry. Mr. Fong is a founding Managing Director and General Partner at Biomark Capital Fund, a life sciences private equity firm formed in 2013 (“Biomark Capital”). Prior to Biomark Capital, Mr. Fong was a Managing Director and General Partner of Burrill & Company, where he spent almost 16 years investing in and managing investments in private and public companies in the biotechnology industry. Some of Mr. Fong’s most notable investments include Pharmasset (VRUS), Novadaq Technologies (NVDQ), Galapagos (GLPG), Ceptaris Therapeutics, Ferrokin Biosciences, and WaveTec Vision. Prior to joining Burrill & Company, Mr. Fong held positions as a research scientist with two early stage biotechnology companies located in the San Francisco Bay area. Mr. Fong currently serves on the boards of directors of a number of private life science companies. Mr. Fong earned his B.S. with honors in Molecular and Cell Biology-Biochemistry from the University of California, Berkeley. He was nominated by Biomark Capital to serve on the Board because of his extensive experience in the biotechnology industry.

Martha J. Demski	69
Ms. Demski became a director of the Company in June 2020 and is currently a member of the Company’s Compensation Committee and Chairwoman of the Audit Committee. Ms. Demski was Senior Vice President and Chief Financial Officer of Ajinomoto Althea, Inc., (now known as Ajinomoto Bio-Pharma Services), a fully-integrated contract development and manufacturing organization, before retiring in May 2017. Prior to joining Althea in 2011, Ms. Demski was Interim Chief Operating Officer and Chief Financial Officer of the Sidney Kimmel Cancer Center (SKCC). She is currently Chair of the Board of the biopharmaceutical company Chimerix, Inc. (CMRX) and serves as a member of their Audit Committee. Ms. Demski also is a director of Equillium, Inc. (EQ), serving as Chair of their Audit Committees and member of their Compensation Committees. She previously served in that capacity on the board of Adamas Pharmaceuticals (ADMS) until their acquisition by Supernus in November 2021. Additionally, she previously served on the board of Neothetics, Inc. as well as several non-for-profit boards over the years. In 2017, Ms. Demski was recognized as Director of the Year in Corporate Governance by the Corporate Directors Forum. In addition, Ms. Demski has over 13 years of banking experience with Bank of America. Ms. Demski earned her MBA from the University of Chicago Booth School of Business with concentrations in Accounting and Finance and her B.A. from Michigan State University. Ms. Demski was nominated serve on the Board because of her more than 30 years’ experience in the fields of finance and biotechnology as well as her experience as a member of various boards of directors.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING
Name	Age	Principal Occupation and Business Experience
Steven A. Elms	58
Mr. Elms has been a director of the Company since 2007 and is the Company’s Chairman of the Board and a member of the Company’s Governance and Nominations Committee. Mr. Elms serves as a Managing Partner at Aisling Capital, which he joined in 2000. Previously, he was a Principal in the Life Sciences Investment Banking Group of Hambrecht & Quist. During his five years at Hambrecht & Quist, Mr. Elms was involved in over 60 financing and merger and acquisition transactions, helping clients raise in excess of $3.3 billion in capital. Prior to joining Hambrecht & Quist, Mr. Elms traded mortgage-backed securities at Donaldson, Lufkin & Jenrette. His previous healthcare sector experience includes over two years as a pharmaceutical sales representative for Marion Laboratories and two years as a consultant for The Wilkerson Group. Mr. Elms currently serves on the board of directors of Zosano Pharma Corp. (Nasdaq: ZSAN) and previously served on the board of directors of Loxo Oncology, Inc. (Nasdaq: LOXO), Cidara Therapeutics, Inc. (Nasdaq: CDTX) and Pernix Therapeutics Holdings, Inc. (OTCMKTS: PTXTQ) within the past five years. Mr. Elms received a B.A. in Human Biology from Stanford University and an M.B.A. from Kellogg Graduate School of Management at Northwestern University. Mr. Elms was chosen to serve on the Board because of his valuable experience in the investment banking industry, particularly with respect to strategic and financing transactions.

Adam S. Grossman	45
Mr. Grossman has been a director of the Company since 2007, has served as the Company’s President and Chief Executive Officer since October 2011 and as the Company’s President and Chief Operating Officer between 2007 and October 2011, and is a co-founder of the Company. Mr. Grossman has over 20 years of experience in the blood and plasma industry. Prior to founding the Company, Mr. Grossman was the Executive Vice President of National Hospital Specialties and GenesisBPS, positions he held between 1994 and 2011. He has experience in launching new products, building and managing national and international sales forces, managing clinical trials and completing numerous business development transactions. Previously, he worked at MedImmune, Inc., where he worked on marketing teams for RSV and CMV immunoglobulins, and at the American Red Cross, where he launched new products with the Biomedical Services division. Mr. Grossman received a B.S. in Business Administration, with a specialization in International Business and Marketing, from American University. Mr. Grossman is the son of Dr. Jerrold B. Grossman, our Vice Chairman and co-founder. Mr. Grossman was chosen to serve on the Board because, as the Company’s Chief Executive Officer, he is able to provide the Board with critical insight into the day-to-day operations of the Company.

Young T. Kwon	50
Dr. Kwon has been a director of ADMA since October 2021. He is Chief Financial and Operating Officer at Alchemab Therapeutics, a biotechnology company focused on the discovery and development of naturally-occurring protective antibodies in neurodegeneration and oncology. He is also an Advisor to Lightstone Ventures, a venture capital firm investing in biotech and medical device companies. Dr.

Name	Age	Principal Occupation and Business Experience

Kwon held a variety of leadership roles as a senior executive at Momenta Pharmaceuticals. Dr. Kwon was previously Chief Financial and Business Officer at Momenta, where he had responsibility for business development, strategy, finance, investor relations, and commercial. Dr. Kwon led public equity financings raising nearly $500 million and led the company’s sale to Johnson & Johnson for $6.5 billion. Prior to Momenta, Dr. Kwon was a business development professional at Biogen, driving a variety of transactions. Dr. Kwon previously worked at the venture capital firm Advanced Technology Ventures, investing in early stage biotech and medical device companies. Dr. Kwon received a B.S. in Biology from the Massachusetts Institute of Technology and a Ph.D. in Biological Chemistry and Molecular Pharmacology from Harvard University. Dr. Kwon was chosen to serve of the Board as a recognized leader in the healthcare sector and because of his deep strategic and financial experience.

ADMA CORPORATE GOVERNANCE
Director Independence
Our Board has determined that each of Young T. Kwon, Bryant E. Fong, Steven A. Elms, Martha J. Demski and Lawrence P. Guiheen is independent as that term is defined under the applicable independence listing standards of Nasdaq.
Nominating Rights
Our Board includes members who are designated nominees of certain of our stockholders. Mr. Fong is currently the designated nominee of Biomark Capital, Mr. Elms is currently the designated nominee of Aisling Capital, and Dr. Jerrold B. Grossman is currently the designated nominee of Hariden, LLC (“Hariden”), an entity controlled by Adam S. Grossman. In February 2012, we completed a private placement (the “2012 Financing”). As lead investors in the 2012 Financing, each of Biomark Capital, Aisling Capital and Hariden are entitled to designate one nominee to our Board for as long as each such entity owns 50% of the shares of common stock that it owned immediately following the closing of the 2012 Financing.
Board Leadership Structure and Role in Risk Oversight
Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis.
Our Board is currently composed of seven directors, five of whom are independent, in accordance with the Nasdaq independence listing standards. If the director nominees are each reelected, the Company’s Board will consist of seven directors. Presently, the Board has the following standing committees: Audit Committee, Compensation Committee, and Governance and Nominations Committee. Each of the standing committees is comprised solely of independent directors. In accordance with Nasdaq rules, our Audit Committee is responsible for overseeing risk management and updates the full Board periodically.
To assure effective and independent oversight of management, our Board currently operates with the roles of President and Chief Executive Officer on the one hand and Chairman of the Board on the other separated in recognition of the differences between these roles in the management of the Company. Although our Board does not have a policy as to whether the same individual may serve as both Chairman and President and Chief Executive Officer, or if the roles must be separate, our Board believes that its current leadership structure provides the most effective leadership model for our Company, as it promotes balance between the Board’s independent authority to oversee our business and the President and Chief Executive Officer and his management team, which manages the business on a day-to-day basis. The President and Chief Executive Officer has overall responsibility for all aspects of our operation, while the Chairman has a greater focus on governance of the Company, including oversight of the Board. We believe this balance of shared leadership between the two positions is a strength for the Company. As our Chairman, Mr. Elms calls and chairs regular and special meetings of the Board, chairs and presides at annual or special meetings of stockholders, provides meaningful input into the agenda of Board meetings, authorizes the retention of outside advisors, consultants and legal counsel who report directly to the Board and consults frequently with committee chairs. Additionally, by permitting more effective monitoring and objective evaluation of the President and Chief Executive Officer’s performance, this structure increases the accountability of the President and Chief Executive Officer. A separation of the President and Chief Executive Officer and Chairman roles also prevents the former from controlling the Board’s agenda and information flow, thereby reducing the likelihood that the President and Chief Executive Officer would abuse his power.
The Board, acting primarily through the Audit Committee, is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our President and Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.
The Compensation Committee reviews the Company’s compensation practices to confirm that they do not create risks likely to have a material adverse effect on the Company. This review includes comparing the compensation practices of the Company with peer companies in the life sciences sector as well as ensuring that the compensation packages of key executives are tied to the long-term success of the Company and therefore correlated to increases in stockholder value.
Meetings of the Board and its Committees
The Board held a total of 15 meetings during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, no incumbent director attended fewer than 75% of the aggregate of all meetings of the Board held during the period in which he or she served as a director and the total number of meetings held by the committee on which he or she served during the period. Members of our Board are invited and encouraged to attend each annual meeting of stockholders, and each director then serving on the Board attended the prior annual meeting of stockholders held on May 27, 2021 in person or by teleconference.
Board Committees
Our Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominations Committee. These committees, their principal functions and their respective memberships are described below.
Audit Committee
The current members of our Audit Committee are Ms. Demski (Chairwoman) and Messrs. Fong and Guiheen. The composition and responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable rules of the SEC for corporate audit committees and listing requirements of Nasdaq. Our Board has determined that each Audit Committee member meets the definition of an independent director as defined by the applicable Nasdaq listing standards and the additional independence criteria for members of audit committees specified in the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that Ms. Demski qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.
The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The primary functions of the Audit Committee are to: (i) review the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitor the integrity of such financial reports; (ii) review the Company’s systems of internal controls established for finance, accounting, legal compliance and ethics; (iii) review the Company’s accounting and financial reporting processes generally and the audits of the financial statements of the Company; (iv) monitor compliance with legal regulatory requirements; (v) monitor the independence and performance of the Company’s independent registered public accounting firm; and (vi) provide effective communication between the Board, senior and financial management and the Company’s independent registered public accounting firm. The Audit Committee meets regularly with our independent registered public accounting firm without management present, and from time to time with management in separate private sessions, to discuss any matters that the Audit Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.
The Audit Committee is also responsible for addressing matters of accounting policy with our independent registered public accounting firm. In discharging its role, the Audit Committee is empowered to investigate any matter within the scope of its responsibilities with full access to all of our books, records, facilities and personnel. The Audit Committee also has the power to retain special legal, accounting and other advisors as it deems necessary to carry out its duties. In 2021, the Audit Committee retained the services of BDO USA, LLP, as a Sarbanes-Oxley advisor, to assist with the Company’s internal controls related to the Company’s compliance with Sarbanes-Oxley Section 404A.
The Audit Committee held four meetings during the year ended December 31, 2021. A copy of the Audit Committee’s charter is posted on our website at www.admabiologics.com.

Compensation Committee
The members of our Board’s Compensation Committee are Messrs. Fong (Chairman) and Guiheen and Ms. Demski. Our Board has determined that all members of the Compensation Committee are independent directors.
The Compensation Committee is responsible for ensuring that the Company’s compensation programs are: (i) effective in attracting and retaining the Company’s President and Chief Executive Officer, the Company’s other executive officers, the Company’s other officers and the Company’s non-management directors; (ii) administered fairly and in our stockholders’ interests; and (iii) in compliance with the applicable compensation rules, regulations and guidelines promulgated by Nasdaq, the SEC, the Internal Revenue Service and other laws, as amended from time to time. The Compensation Committee reviews and recommends to the Board appropriate executive compensation policies, compensation of the directors and officers and executive and employee benefit plans and programs, and is responsible for overseeing such policies, compensation programs and plans approved by the Board and, where appropriate, by our stockholders. In connection with its evaluations and determinations in 2021, the Compensation Committee retained the services of Radford Aon, plc (“Radford”), a nationally known executive compensation and benefits consulting firm, to advise it on various matters related to executive and director compensation and compensation programs. Radford may also from time to time advise management, with the Compensation Committee’s consent. Radford was engaged by and reports to the Compensation Committee. Pursuant to its charter, the Compensation Committee has the power to retain and terminate the services of Radford and to engage other advisors.
The Board determines, based on the recommendations of the Compensation Committee, the compensation of our President and Chief Executive Officer, including salary, bonus, equity awards, retention awards and certain other arrangements. The President and Chief Executive Officer, or any other executive officer for whom compensation is being discussed or determined, is not permitted to be present at meetings at which their respective compensation or performance is discussed or determined.
Under the Compensation Committee Charter, our President and Chief Executive Officer and our Chairman of the Board may recommend to the Compensation Committee individual compensation awards for our officers. The Compensation Committee would then have to review the recommendation and make its own recommendation to the Board.
The Compensation Committee may also form, and delegate such power and authority to, subcommittees when deemed appropriate; provided that the Compensation Committee may not delegate any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole; provided further that no such subcommittee shall consist of fewer than two members. In addition, the Compensation Committee may retain special legal counsel, compensation or other consultants to advise it on compensation matters or as it deems appropriate.
The Compensation Committee held seven meetings during the year ended December 31, 2021. A copy of the Compensation Committee’s charter is posted on our website at www.admabiologics.com.
Governance and Nominations Committee
The members of our Board’s Governance and Nominations Committee are Messrs. Guiheen (Chairman), Elms and Fong. Our Board has determined that all members of the Governance and Nominations Committee are independent directors as defined by the applicable Nasdaq listing standards.
The Governance and Nominations Committee’s role and responsibilities are set forth in the Governance and Nominations Committee’s written charter and include (i) evaluating and making recommendations to the full Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board; (ii) developing and recommending to the Board a set of corporate governance principles and a code of conduct applicable to the Company; and (iii) overseeing the evaluation of the Board through annual assessment by the Governance and Nominations Committee of the performance of each member of the Board. In evaluating the independence of directors, the Governance and Nominations Committee considers many factors and has taken the position that a director may be considered independent despite being affiliated with a significant stockholder.
In identifying candidates for membership on the Board, the Governance and Nominations Committee takes into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals of varying gender, origin and backgrounds with various and relevant career experience, relevant technical skills, education, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties; and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Governance and Nominations Committee has instituted a policy whereby diversity, including diversity of gender, origin and background, became a key consideration when identifying candidates for membership on the Board. The Governance and Nominations Committee also may consider the extent to which the candidate would fill a present need on the Board.
The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the ability of the Board to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Governance and Nominations Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the Governance and Nominations Committee’s criteria for membership on the Board, whom the Governance and Nominations Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board. The Governance and Nominations Committee will identify or solicit recommendations for new candidates when there is no qualified and available incumbent.
The Governance and Nominations Committee will consider nominees recommended by stockholders. There are no differences in the manner in which the committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or by the Governance and Nominations Committee. Stockholders who would like to have our Governance and Nominations Committee consider their recommendations for nominees for the position of director should submit their recommendations, in a timely manner and in accordance with the procedures set forth below, in writing to: Corporate Secretary, ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446.
For nominations, a stockholder’s notice must include: (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of stock of the Company that are owned of record and beneficially owned by such person, (D) the date or dates on which such shares were acquired and the investment intent of such acquisition, (E) such other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act, and (F) the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected; and (ii) as to the stockholder giving the notice, (A) the name, business address, and residential address, as they appear on our stock transfer books, of the nominating stockholder, (B) a representation that the nominating stockholder is a stockholder of record or beneficial owner, as the case may be, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) the class and number of shares of stock of the Company beneficially owned and of record by the nominating stockholder, (D) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder, (E) the name and address of any other stockholder, to the extent known by the nominating stockholder, supporting the proposal on the date of the stockholder’s notice, (F) a representation as to whether the nominating stockholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees and (G) a description of all Derivative Transactions (as such term is defined in the Bylaws) made by each nominating stockholder during the prior twelve months.
The Governance and Nominations Committee met once during the year ended December 31, 2021. A copy of the Governance and Nominations Committee’s charter is posted on our website at www.admabiologics.com.

Nasdaq Board Diversity Matrix
In 2021, Nasdaq amended its listing rules to require disclosure of specified board diversity metrics and diverse board composition, subject to certain exceptions and phase-in periods. The table below provides the composition of our Board based on voluntary self-idenitification of gender idenitity and other demographics. Each of the categories listed in the below table has the meaning as it is used in the Nasdaq rules and related guidance and instructions.
Board Diversity Matrix (as of April 28, 2022)
Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Dislose Gender
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native of Native American	—	—	—	—
Asian	—	2	—	—
Hispanic of Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did not Disclose Demographic Background	—
Code of Ethics and Business Conduct Standards
We are committed to quality, innovation and above all, ethical professional conduct. Our Code of Ethics and Business Conduct Standards, as amended and restated in October 2021(the “Code”), applies to all directors, officers and employees of the Company, including our principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions, and contains the general guidelines for conducting the business of the Company and its subsidiaries and affiliates.
It is the policy of the Company to conduct its business in a matter that meets the highest ethical and moral standards and to strictly comply with all laws and regulations governing its operations. The overall purpose of the Code is to ensure compliance with general guidelines for conducting the business of the Company consistent with the understanding of Company personnel of the Company’s standards of ethical business practices, laws, rules and regulations. The Code includes provisions related to compliance with all laws and regulations governing its operations, compliance with Regulation FD promulgated under the Exchange Act, conduct regarding business activity (including conflicts of interest, corporate opportunities, loans to directors, officers and employees, entertainment and gifts, political contributions, insider trading and tipping, communications, acting in the best interest of the Company and non-disparagement, confidentiality, fair dealing, antitrust, accuracy of Company records and representations, record retention, environment, health and general safety matters, including the Company’s commitment to providing a safe, orderly, diverse and tolerant work environment that is free of any discrimination or harassment ), conduct regarding outside activity (including responsible citizenship and political activity), conduct regarding the use and protection of the Company’s assets (including professional and personal use of the Company’s information systems and assets), waivers of the Code, administration of the Code, and encourages contact with the Company’s Corporate Compliance Officer.
All of our directors, officers and employees are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them. The Company has posted the Code, and will post any amendments to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC, on the Company’s website at www.admabiologics.com.
Stockholder Communications
Any stockholder or other interested party who wishes to communicate directly with the Board as a group or any individual member of the Board, including any of our independent directors, should write to: The Board of Directors, c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446, Attention: Corporate Secretary.

Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, to the independent directors or to one or more individual members, as appropriate. The Corporate Secretary may also forward certain correspondence elsewhere within our Company for review and possible response. In addition, at the request of the Board, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, “spam,” advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon his or her request.

ADMA SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of our stock as of April 15, 2022, except as noted below, by:
•	each of our directors;
•	each of our named executive officers (as defined in Item 402(m)(2) of Regulation S-K);
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; and
•	all of our directors and executive officers as a group.
Shares of our common stock subject to options, warrants, restricted stock units (“RSUs”) or other rights currently exercisable or exercisable or expected to vest within 60 days of April 15, 2022 are deemed to be beneficially owned and outstanding for purposes of computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes below, each holder listed below possesses sole voting and/or investment power with respect to their shares of stock and such holder’s address is c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446. An asterisk (*) denotes less than 1% of ownership of stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Percentage ownership calculations for beneficial ownership are based on an aggregate of 196,087,381 shares of common stock outstanding as of April 15, 2022. This table does not give effect to any transactions by any of the persons below that have occurred after April 15, 2022.
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Dr. Jerrold B. Grossman(1)	673,901	*%
Adam S. Grossman(2)	3,935,892	2.0%
Steven A. Elms(3)	3,854,138	2.0%
Marth J. Demski(4)	102,493	*%
Bryant E. Fong(5)	1,679,271	*%
Lawrence P. Guiheen(6)	316,967	*%
Brian Lenz(7)	939,975	*%
Young T. Kwon(8)	267,834	*%
All directors and executive officers as a group (8 persons)	11,770,471	5.9%

Owners of more than 5% of our stock
Stonepine Capital Management, LLC and affiliates(9)	9,911,577	5.1%
Caligan Partners LP and affiliates(10)	10,893,237	5.6%
NWQ Investment Management Company, LLC(11)	10,612,600	5.4%
Perceptive Life Sciences Master Fund, Ltd. and affiliates(12)	15,933,387	8.0%
*	Less than 1%.
(1)
Amount consists of 38,294 shares owned by the Genesis Foundation Inc. (“Genesis”), 31,381 shares owned by the Jerrold Grossman 2019 Irrevocable Trust (the “Trust”), 260,864 shares owned directly by Dr. Grossman, 22,857 shares owned by Brookwood LLC (“Brookwood”) and 175 shares owned by Dr. Grossman’s wife. Dr. Grossman is the President of Genesis, an investment trustee of the Trust, the managing member of Brookwood, the Vice Chairman of the Board and Hariden, LLC’s (“Hariden”) designee for nomination to the Board. Amount also includes options to purchase 320,330 shares of common stock but does not include options to purchase 39,879 shares of common stock and 26,586 RSUs which have not vested and will not vest within 60 days of April 15, 2022.

(2)
Amount consists of 361,986 shares owned directly by Mr. Grossman, 580,957 shares owned by Hariden, LLC, of which Mr. Grossman is the managing member, and 1,128,444 shares owned by Areth, LLC (“Areth”), of which Mr. Grossman is a control person. Mr. Grossman is the President and Chief Executive Officer of the Company. Amount also includes options to purchase 1,864,505 shares of common stock but does not include options to purchase 1,124,212 shares of common stock and 1,998,061 RSUs which have not vested and will not vest within 60 days of April 15, 2022.

(3)
Amount includes options to purchase 238,467 shares. Amount also includes 3,615,671 shares of common stock directly owned by Aisling Capital II LP (“Aisling”) but does not include options to purchase 39,879 shares of common stock and 26,586 RSUs which have not vested and will not vest within 60 days of April 15, 2022. Mr. Elms is Aisling’s designee for nomination to the Board. As a Managing Member of Aisling Capital Partners, LLC (“Aisling Partners”), a control person of Aisling, and as a member of the investment committee of Aisling Capital Partners, LP (“Aisling GP”), Mr. Elms may be deemed to be the beneficial owner of shares of common stock owned of record by Aisling. Mr. Elms disclaims beneficial ownership of Aisling’s investment in the Company and Aisling Partners’ ownership of the Company’s options, except to the extent of his pecuniary interest thereon. The address for Mr. Elms is 888 Seventh Avenue, 12th Floor, New York, New York 10106.
(4)
Amount consists of options to purchase 98,293 shares but does not include options to purchase 39,879 shares of common stock and 26,586 RSUs which have not vested and will not vest within 60 days of April 15, 2022. Amount also includes 4,200 shares of common stock held in the trust account of the Martha J. Demski Trust U/D/T 10/01/94.

(5)
Amount includes options to purchase 238,467 shares but does not include options to purchase 39,879 shares of common stock and 26,586 RSUs which have not vested and will not vest within 60 days of April 15, 2022. Amount also includes 1,433,304 shares of common stock directly owned by Biomark Capital and 7,500 shares held directly by Mr. Fong. Mr. Fong is Biomark Capital’s designee for nomination to the Board. Mr. Fong is a founding Managing Director and General Partner at Biomark Capital. The address for Mr. Fong is c/o Biomark Capital Fund IV GP LLC, 537 Steamboat Road, Suite 200, Greenwich, Connecticut 06830.

(6)
Amount includes options to purchase 238,467 shares but does not include options to purchase 39,879 shares of common stock and 26,586 RSUs which have not vested and will not vest within 60 days of April 15, 2022. Amount also includes 77,500 shares held directly by Mr. Guiheen and 1,000 shares held beneficially by the Guiheen Trust. Mr. Guiheen is joint trustee of the Guiheen Trust

(7)
Amount includes 138,678 shares owned directly by Mr. Lenz and options to purchase 801,297 shares, but does not include options to purchase 447,647 shares and 1,014,798 RSUs which have not vested and will not vest within 60 days of April 15, 2022. Mr. Lenz is the Executive Vice President and Chief Financial Officer of the Company.

(8)
Amount includes options to purchase 67,834 shares and 200,000 shares held directly by Dr. Kwon but does not include options to purchase 39,879 shares of common stock and 26,586 RSUs which have not vested and will not vest within 60 days of April 15, 2022.

(9)
Consists of 9,911,577 shares of common stock directly held by Stonepine Capital Management, LLC, a California limited liability company (the “General Partner”). The General Partner is the general partner and investment adviser of the Stonepine Capital, L.P., a Delaware limited partnership (the “Partnership”). Mr. Plexico and Mr. Lynch are the control persons of the General Partner. Each of Mr. Plexico and Mr. Lynch disclaims membership in a group. Each of Mr. Plexico and Mr. Lynch also disclaims beneficial ownership of the common stock except to the extent of that person’s pecuniary interest therein. The information reported above is based on a Schedule 13G/A filed by Stonepine Capital Management, LLC on February 14, 2022.

(10)
Consists of 10,893,237 shares of common stock directly held by Caligan Partners LP, a Delaware limited partnership (“Caligan”), which serves indirectly as the investment manager to Caligan Partners Master Fund LP, a Cayman Islands limited partnership (the “Caligan Fund”), and managed accounts (the “Caligan Accounts”), with respect to the shares of common stock held by the Caligan Fund and the Caligan Accounts. David Johnson, is the Partner of Caligan and Managing Member of Caligan Partners GP LLC, the general partner of Caligan (“Mr. Johnson”, together with Caligan and Caligan Partners GP, LLC, the “Caligan Parties”). The information reported above is based on a Schedule 13D filed by the Caligan Parties on February 4, 2022.

(11)
Consists of 10,612,600 shares of common stock directly held by NWQ Investment Management Company, LLC. The information reported above is based on a Schedule 13G filed by NWQ Investment Management Company, LLC on February 11, 2022.

(12)
Consists of 11,933,387 shares of common stock directly held by Perceptive Life Sciences Master Fund, Ltd. (the “Perceptive Master Fund”) and 4,000,000 shares of common stock issuable upon the exercise of outstanding warrants held by Perceptive Credit Holdings II, LP or its affiliates. Perceptive Advisors LLC (“Perceptive Advisors”) serves as the investment manager to the Perceptive Master Fund and may be deemed to beneficially own the securities directly held by the Perceptive Master Fund. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by the Master Fund. Perceptive Master Fund, Perceptive Advisors and Mr. Edelman each exercise shared dispositive and voting power over the shares of common stock owned by the Perceptive Master Fund. The principal address for the Perceptive Master Fund, Perceptive Advisors and Mr. Edelman is 51 Astor Place, 10th Floor, New York, New York 10003. The information reported above is based in part on a Schedule 13G/A filed by Perceptive Advisors on February 15, 2022.

ADMA EXECUTIVE OFFICERS AND DIRECTOR AND OFFICER COMPENSATION
Director Compensation
The following table sets forth the compensation paid to non-employee directors for the year ended December 31, 2021.
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)(3)(4)	Total ($)
Steven A. Elms(5)	75,900	—	76,672	152,572
Dr. Jerrold B. Grossman	70,900	—	76,672	147,572
Bryant E. Fong(6)	70,000	—	76,672	146,672
Lawrence P. Guiheen	67,300	—	76,672	143,972
Martha J. Demski	67,000	—	76,672	143,672
Young T. Kwon(7)	10,000	—	60,764	70,764
(1)
The amounts reflected in this column represent the cash fees earned by non-employee directors for services during 2020. Fees earned are based on membership on the Board, committee membership and committee leadership positions. Please refer to our general policy on compensation of the members of our Board below in the section entitled “General Policy Regarding Compensation of Directors.”

(2)
The amounts in this column represent the aggregate grant date fair value for stock option awards issued during 2021 computed in accordance with FASB ASC Topic 718. These options vest in equal monthly installments over a 12-month period following the date of grant. Please see footnote (3) to the Summary Compensation Table below for relevant assumptions made. As of December 31, 2021, the aggregate number of option awards outstanding (vested and unvested) for Mr. Elms, Dr. Grossman, Mr. Fong, Mr. Guiheen, Ms. Demski and Dr. Kwon was 225,174, 307,037, 225,174, 225,174, 85,000 and 93,500, respectively.

(3)
On February 25, 2021, the Company granted to each of its then non-employee directors an option to purchase 55,000 shares of the Company’s common stock. Each option granted to such non-employee directors has an exercise price of $2.35, the closing price of the Company’s common stock on Nasdaq on February 25, 2021, and vests in 12 equal monthly installments, becoming fully vested on the first anniversary of the date of grant. Each option shall terminate on the earlier of (i) February 25, 2031 and (ii) the date that is ninety (90) days from the date such director ceases to serve on the Board.

(4)
On October 15, 2021, upon Dr. Kwon becoming a director of the Company, the Company granted to Dr. Kwon an option to purchase 93,500 shares of the Company’s common stock. The option has an exercise price of $1.10, the closing price of the Company’s common stock on October 15, 2021 and vests in 12 equal monthly installments, becoming fully vested on the first anniversary of the date of grant, subject to Dr, Kwon’s continued service on the applicable vesting date.

(5)	Board fees and option grants paid to Mr. Elms are assigned to Aisling.
(6)	Board fees and option grants paid to Mr. Fong are assigned to Biomark Capital.
(7)	Dr. Kwon joined the Company’s Board on October 15, 2021.
General Policy Regarding Compensation of Non-Employee Directors
Pursuant to a Board-approved compensation program, in 2021, each non-employee director of the Company was paid an annual cash retainer of $40,000. The Chairman and Vice-Chairman were each paid an additional fee of $30,900. The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Governance and Nominations Committee were each paid $20,000, $15,000 and $10,300, respectively. Members of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee were each paid a retainer of $10,000, $7,000 and $5,000, respectively.
Since October 2020, 25% of the annual Board and Committee fees are paid to each member of the Board on a quarterly basis, with such payment occurring approximately 5-10 calendar days before the conclusion of the applicable quarter.
Option grant awards to non-employee directors are determined by the Board in its sole, good faith discretion. On March 7, 2022, the Company granted to each of its then non-employee directors an option to purchase 53,172 shares of the Company’s common stock and 26,586 RSUs. Each option granted to such non-employee directors has an exercise price of $1.67, the closing price of the Company’s common stock on Nasdaq on March 7, 2022, and vests in 12 equal monthly installments, becoming fully vested on the first anniversary of the date of grant. Each option shall terminate on the earlier of (i) March 7, 2032 and (ii) the date that is ninety (90) days from the date such director ceases to serve on the Board. The RSUs will vest in two equal installments, on the six- and 12-month anniversaries of the grant date, becoming fully vested on the one-year anniversary of the grant date, subject to the director’s continued service as of the applicable vesting date. Effective February 25, 2020, upon election to the Board, each new director will be granted stock options to purchase 93,500 shares of the Company’s common stock.
On March 3, 2022, upon the recommendation of the Compensation Committee of the Board, the Board approved an updated director compensation policy, effective and retroactive to January 1, 2022. Under such policy, each non-employee director of the Company will be paid an annual cash retainer of $45,000. The Chairman and Vice-Chairman will each be paid an additional fee of $35,000. The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Governance and Nominations Committee will each be paid $22,250, $16,500 and $11,000, respectively. Members of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee will each be paid a retainer of $11,125, $8,250 and $5,500, respectively.
Information regarding compensation for those of our directors who are also employees is set forth in the Executive Compensation - Summary Compensation Table below.
Executive Officers
Adam S. Grossman, 45 - Founder, Director, President and Chief Executive Officer
Mr. Grossman has been a director of the Company since 2007, has served as the Company’s President and Chief Executive Officer since October 2011 and as the Company’s President and Chief Operating Officer between 2007 and October 2011. Mr. Grossman has over 20 years of experience in the blood and plasma industry. Prior to founding the Company, Mr. Grossman was the Executive Vice President of National Hospital Specialties at GenesisBPS, a position he held between 1994 and 2011. He has experience in launching new products, building and managing national and international sales forces, managing clinical trials and completing numerous business development transactions. Previously, he worked at MedImmune, Inc., where he worked on marketing teams for RSV and CMV immunoglobulins, and at the American Red Cross, where he launched new products with the Biomedical Services division. Mr. Grossman received a B.S. in Business Administration, with a specialization in International Business and Marketing, from American University. Mr. Grossman is the son of Dr. Jerrold B. Grossman, our Vice Chairman and co-founder. Mr. Grossman was chosen to serve on the Board because, as the Company’s Chief Executive Officer, he is able to provide the Board with critical insight into the day-to-day operations of the Company.
Brian Lenz, 49 – Executive Vice President, Chief Financial Officer
Mr. Lenz joined the Company as Vice President and Chief Financial Officer in May 2012 and, in June 2018, became the Company’s Executive Vice President and Chief Financial Officer. Mr. Lenz was previously employed by CorMedix Inc., a developmental-stage pharmaceutical and medical device company, where he held the position of Chief Financial Officer from February 2010 and Chief Operating Officer and Chief Financial Officer from January 2012 to May 2012. Prior to joining CorMedix, Mr. Lenz was Chief Financial Officer of Arno Therapeutics from July 2008 to February 2010, Chief Financial Officer of VioQuest Pharmaceuticals from April 2004 to June 2008, Controller of Chiral Quest, Inc., a subsidiary of VioQuest Pharmaceuticals, from October 2003 to March 2004, Controller of Smiths Detection from July 2000 to October 2003, and senior auditor at KPMG LLP from October 1998 to July 2000. Mr. Lenz received a B.S. from Rider University, an M.B.A. from Saint Joseph’s University and is a licensed Certified Public Accountant in New Jersey.

Executive Compensation
Summary Compensation Table
The following table sets forth, for the periods indicated, all of the compensation awarded to, earned by or paid to (i) each individual serving as the Company’s principal executive officer during the last completed fiscal year; (ii) the Company’s most highly compensated executive officer other than the principal executive officer who served as an executive officer at the conclusion of the fiscal year ended December 31, 2021 and who received in excess of $100,000 in compensation during such fiscal year; and (iii) an additional executive officer for whom disclosure would be required under (ii) above but for the fact that such executive officer was not serving at the end of the last completed fiscal year (collectively referred to as the “named executive officers”).
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation(4)	Total
Adam S. Grossman Director, President and Chief Executive Officer(5)	2021	$618,000	$731,142	$2,294,903	$673,859	$43,346	$4,361,250
	2020	$600,000	$486,000	$291,500	$544,517	$40,124	$1,962,141

Brian Lenz Executive Vice President and Chief Financial Officer(6)	2021	$432,600	$420,284	$1,146,250	$204,200	$163,346	$2,366,680
	2020	$420,000	$222,600	$116,600	$167,544	$160,274	$1,087,018

Dr. James Mond Former Executive Vice President, Chief Scientific Officer and Chief Medical Officer(7)	2021	$216,522	$—	$129,250	$204,200	$544,118	$1,094,090
	2020	$440,000	$233,200	$116,600	$167,544	$238,004	$1,195,348
(1)
Bonus amounts for 2021 include (i) annual cash bonuses of $506,142 and $245,284 for each of Mr. Grossman and Mr. Lenz, which were paid to the named executive officers in March 2022 and (ii) rentention bonuses of $225,000 and $175,000 for each of Mr. Grossman and Mr. Lenz which were paid to the named executive officers in September 2021. Bonus amounts for 2020 reflect cash bonus of $396,000, $211,200 and $201,600 for each of Mr. Grossman, Dr. Mond and Mr. Lenz, respectively, plus earned, bonus RSUs with an approximate cash value of $90,000, $22,000 and $21,000 (or 38,297 RSUs, 9,361 RSUs and 8,936 RSUs, based on the $2.35 per share closing price of the Company's common stock on the Nasdaq Global Market on the date of grant) for Mr. Grossman, Dr. Mond and Mr. Lenz, respectively. The cash component of these bonuses was paid by the Company to the named executive officers in March 2021. The RSUs forming a component of the 2020 bonuses were granted on February 25, 2021 and are subject to cliff vesting with 1/3 of the RSUs vesting on each anniversary of the grant date over 3 years. Bonuses amounts for 2021 intentionally exclude rentention bonuses of $225,000 and $175,000 for each of Mr. Grossman and Mr. Lenz approved by the Company’s Board in 2021 that will not become earned and payabe until June 2022, subject to the named executive officers’ continued service as of such date.

(2)
Stock awards amounts for 2021 includes (i) retention RSU awards with a grant date fair value of $1,864,500 (or 1,650,000 RSUs based on the $1.13 per share closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant) and $1,017,000 (or 900,000 RSUs based on the $1.13 per share closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant) for Mr. Grossman and Mr. Lenz, respectively, granted on September 29, 2021 and subject to the applicable executive’s continued employment by the Company on the applicable vesting date (the “Retention RSUs”) and (ii) RSUs granted on February 25, 2021 with a grant date fair value of $430,403, $129,250 and $129,250 for Mr. Grossman, Dr. Mond and Mr. Lenz, respectively. 55% of the Retention RSUs are subject to time-based vesting conditions (the “Time-Based RSUs”), of which (x) 50% of the Time-Based RSUs shall vest on December 31, 2022 (“Initial Vesting Date”) and (y) 50% of the Time-Based RSUs shall vest in eight (8) equal quarterly installments over a period of two years following the Initial Vesting Date, becoming fully vested on December 31, 2024; and 45% of the Retention RSUs are subject to milestone-based vesting conditions (the “Milestone-Based RSUs”) of which (x) 22.2% of the Milestone-Based RSUs shall become vested upon the completion of a debt refinancing which adds non-dilutive capital to the Company’s balance sheet before or during the calendar year ending December 31, 2022, (y) 33.3% of the Milestone-Based RSUs shall become vested upon the achievement of a 15% gross margin on BIVIGAM® without intermediates by the end of the fourth quarter of 2022, and (z) 44.5% of the Milestone-Based RSUs shall become vested upon the achievement of $35 million in quarterly revenues in or before the fourth quarter of 2022. The amount reflected in the table represents the aggregate grant date fair value of RSUs granted during 2021 and 2020, respectively and is computed in accordance with FASB ASC Topic 718. The fair value of RSUs are determined based on the closing price of the Company’s common stock on the date of grant.

(3)
The amount reflected in the table represents the aggregate grant-date fair value of options computed in accordance with FASB ASC Topic 718 (formerly FAS 123R). We estimate the fair value of each option on the grant date using the Black-Scholes model with the following assumptions: To determine the risk-free interest rate, we utilized the U.S. Treasury yield curve in effect at the time of grant with a term consistent with the expected term of our awards. The expected term of the options granted is in accordance with Staff Accounting Bulletin 107 which is based on the average between vesting term and contractual term. The expected dividend yield reflects our current and expected future policy for dividends on our common stock. The expected stock price volatility for our stock options was calculated by examining the historical volatility of our common stock since it became publicly traded in the fourth quarter of 2013. Pursuant to current accounting guidance, we have elected not to establish a forfeiture rate, as stock-based compensation expense related to forfeitures of unvested equity awards is fully reversed at the time of forfeiture. The material terms of the options held are described in the footnotes to the Outstanding Equity Awards at Fiscal-Year End table.
(4)
For Mr. Grossman and Mr. Lenz, other compensation includes $11,400 and $11,600 in 2020 and 2021, respectively, in employer contributions to employee accounts under our 401(k) plan in which our employees are entitled to participate in 2020 and 2021, respectively. For Dr. Mond, other compensation includes $11,400 and $11,600 in 2020 and 2021, respectively, in employer contributions to employee accounts under our 401(k) plan in which our employees are entitled to participate in 2020 and 2021, respectively. Such amounts were earned for services performed in 2020 and 2021 and were paid in full in 2020 and 2021, respectively. With respect to Mr. Grossman, other compensation also includes (i) for 2020, $28,724 in medical benefits paid by the Company and (ii) for 2021, $31,746 in medical benefits paid by the Company. With respect to Mr. Lenz, other compensation also includes (i) for 2020, $28,874 in medical benefits paid by the Company and a $120,000 stipend for temporary housing in Boca Raton, Florida and (ii) for 2021, $31,746 in medical benefits paid by the Company and a $120,000 stipend for temporary housing in Boca Raton, Florida. With respect to Dr. Mond, other compensation also includes (i) for 2020, $34,603 in medical benefits paid by the Company and a $192,000 stipend for temporary housing in Boca Raton, Florida and (ii) for 2021, $34,151 in medical benefits paid by the Company, a $114,267 stipend for temporary housing in Boca Raton, Florida (through Dr. Mond’s resignation), and pursuant that certain Separation Agreement and Release (the “Separation Agreement”) with James Mond, dated August 6, 2021, $384,100 in separation benefits, consisting of $226,600 in salary continuation payments and $157,500 as payments for bonus, the forfeiture of restricted stock units and reimbursement of certain expenses.

(5)	Mr. Grossman has served as our President and Chief Executive Officer since October 2011.
(6)	Mr. Lenz served as our Vice President and Chief Financial Officer from May 2012 until June 2018 and has served as our Executive Vice President and Chief Financial Officer since June 2018.
(7)
Dr. Mond served as our Executive Vice President, Chief Scientific Officer and Chief Medical Officer from July 2012 until his voluntary resignation on June 8, 2021. Salary reflects salary earned by Dr. Mond through the resignation date.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding unexercised options held by each of the named executive officers as of December 31, 2021.
Option Awards
Number of Shares Underlying Unexercised Options
Name	Number of Exercisable Shares Underlying Options (#)	Number of Unexercisable Shares Underlying Options (1) (#)	Option Exercise Price	Option Expiration Date
Adam S. Grossman Director, President and Chief Executive Officer	269,410	—	$7.56	2/13/2022
	99,309	—	$8.50	2/21/2024
	60,000	—	$10.80	1/30/2025
	40,500	—	$9.37	10/9/2025
	16,984	—	$5.96	1/28/2026
	55,000	—	$5.00	2/14/2027
	583,224	—	$3.66	6/6/2027
	335,416	14,584	$3.71	2/9/2028
	291,666	108,334	$3.22	1/23/2029
	148,958	176,042	$2.915	2/28/2030
	458,700	—	$2.35	2/25/2031

Dr. James Mond Former Executive Vice President, Chief Scientific Officer and Chief Medical Officer	134,705	—	$7.56	7/18/2022
	29,591	—	$8.50	2/21/2024
	22,000	—	$10.80	1/30/2025
	27,000	—	$9.37	10/9/2025
	6,750	—	$5.96	1/28/2026
	22,500	—	$5.00	2/14/2027
	242,546	—	$3.66	6/6/2027
	121,875	—	$3.71	2/9/2028
	116,666	—	$3.22	1/23/2029
	31,250	—	$2.915	2/28/2030

Name	Number of Exercisable Shares Underlying Options (#)	Number of Unexercisable Shares Underlying Options (1) (#)	Option Exercise Price	Option Expiration Date
Brian Lenz Executive Vice President and Chief Financial Officer	84,190	—	$7.56	5/1/2022
	39,032		$8.50	2/21/2024
	18,000	—	$10.80	1/30/2025
	23,000	—	$9.37	10/9/2025
	5,750	—	$5.96	1/28/2026
	22,500	—	$5.00	2/14/2027
	192,472	—	$3.66	6/6/2027
	143,750	6,250	$3.71	2/9/2028
	145,833	54,167	$3.22	1/23/2029
	45,833	54,167	$2.915	2/28/2030
	139,000	—	$2.35	2/25/2031
(1)
With respect to option grants that have unvested options outstanding, each option grant vests over four years, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments over the following 36 months of continued employment, subject to accelerated vesting upon certain terminations of employment in connection with a change in control (as described below under “Agreements with Named Executive Officers”).

On February 25, 2021, the Company granted to each of Mr. Grossman and Mr. Lenz an option to purchase 458,700 and 139,000 shares, respectively, of the Company’s common stock at an exercise price of $2.35 per share. Each option granted to such named executive officers vests over four years with 25% of the shares of Common Stock underlying the options vesting on the one year anniversary of the date of grant and the remaining 75% of such shares vesting monthly in equal installments over the next three years, becoming fully vested on February 25, 2025, subject to accelerated vesting upon certain terminations of employment in connection with a change in control (as described below under “Agreements with Named Executive Officers”).
Also on February 25, 2021, the Company granted to each of Mr. Grossman and Mr. Lenz 221,447 and 63,936 RSUs, respectively. Of these RSUs, (i) for Mr. Grossman, 183,150 RSUs will vest annually in 25% increments over four years on each anniversary of the date of grant, subject to the reporting person's continued service as of the applicable vesting date and 38,297 RSUs will vest in one-third increments on each anniversary of the date of grant over three years, subject to the reporting person's continued service as of the applicable vesting date and (ii) for Mr. Lenz, 55,000 RSUs will vest annually in 25% increments over four years on each anniversary of the date of grant, subject to the reporting person's continued service as of the applicable vesting date and 8,936 RSUs will vest in one-third increments on each anniversary of the date of grant over three years, subject to the reporting person's continued service as of the applicable vesting date. In each case, the RSUs will settle into shares of the Company common stock upon vesting.
Agreements with Named Executive Officers
Adam S. Grossman - President and Chief Executive Officer
On January 29, 2019, the Company entered into an amended and restated employment agreement with its President and Chief Executive Officer, Adam S. Grossman (the “Original Grossman Agreement”). The Original Grossman Agreement was amended on September 29, 2021 (the “Grossman Amendment” and the Original Grossman Agreement, as amended by the Grossman Amendment, the “Grossman Agreement”). The Grossman Agreement provides that the employment relationship may be terminated by either party for any reason, at any time, with or without prior notice and with or without “Cause” (as defined therein). The Grossman Agreement provides that Mr. Grossman is (i) entitled to a base salary of $536,000 annually, (ii) eligible for an annual cash bonus with a target equal to 55% of Mr. Grossman’s base salary, based upon the attainment of certain performance milestones and objectives established by the Board (acting through the Compensation Committee) in consultation with Mr. Grossman; and (iii) eligible to participate in the Company’s standard benefits package. Effective February 2021, Mr. Grossman’s annual cash bonus target was increased to 65%. Mr. Grossman’s base salary was increased to $636,540 annually effective January 1, 2022.

The Grossman Agreement further provides, in the event (i) that Mr. Grossman is terminated by the Company without Cause, (ii) that Mr. Grossman resigns for “Good Reason” (as defined therein), or (iii) of any termination resulting from a “Change of Control” (as defined therein) in which the Grossman Agreement is not assumed by the successor to the Company, he would be entitled to (in addition to any accrued but unpaid salary and expenses): (A) in the event Mr. Grossman elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), reimbursement from the Company for the same portion of Mr. Grossman’s family COBRA health insurance premium that it paid during his employment up until the earlier of (x) the date 18 months after Mr. Grossman’s termination and (y) the date on which Mr. Grossman is eligible for comparable health benefits with another company or business entity; provided, however, that in the event Mr. Grossman’s employment is terminated without Cause, for Good Reason or resulting from a Change of Control in which the Grossman Agreement is not assumed by the Company’s successor, and such termination immediately precedes, or occurs within two years following, a Change of Control, the Company will reimburse Mr. Grossman for the same portion of his family COBRA health insurance premium that it paid during his employment up until the earlier of (I) the date 24 months after the date of Mr. Grossman’s termination and (II) the date on which Mr. Grossman is eligible for comparable health benefits with another company or business entity; (B) a severance payment equal to 18 months of base salary plus one and one half times “Target Bonus” (as defined therein) payable in 18 monthly, equal installments after termination or, if such termination is immediately preceding or within two years following a Change of Control, a severance payment equal to 24 months’ base salary plus two times the Target Bonus payable in a lump sum, (C) the prior year Target Bonus (if unpaid and provided the Board has determined in good faith that the goals have been attained), and (C) accelerated vesting of all stock options and restricted stock units previously granted to Mr. Grossman and all stock options and restricted stock units granted in the future to Mr. Grossman, excluding the retention restricted stock units granted to Mr. Grossman pursuant to that certain Retention Award Agreement, dated as of September 29, 2021 (the “Grossman Stock Options and Restricted Stock Units”), as described in the following sentence. If Mr. Grossman (x) is terminated without Cause or Mr. Grossman resigns for Good Reason, in either case immediately preceding or within two years after a Change of Control, such Grossman Stock Options and Restricted Stock Units will accelerate in full, and (y) is terminated without Cause or Mr. Grossman resigns for Good Reason (or if Mr. Grossman dies or becomes disabled), and clause (x) does not apply, the portion of such Grossman Stock Options and Restricted Stock Units that would have vested on or before the first anniversary of such termination had Mr. Grossman remained employed will accelerate. Furthermore, any payments, awards, benefits or distributions due to Mr. Grossman under the Grossman Agreement as a result of a transaction described in Section 280G(b)(2)(A)(i) (“Section 280G”) of the Internal Revenue Code of 1986, as amended (the “Code”), may be subject to a cutback as set forth in the Grossman Agreement. In the event that the Grossman Agreement is terminated as a result of Mr. Grossman’s death, becoming disabled, material breach of the agreement, by the Company with Cause or if Mr. Grossman resigns without Good Reason, the Company shall have no further obligations to Mr. Grossman under the Grossman Agreement except for payment of accrued, but unpaid base salary, through the termination date, any unreimbursed expenses, subject to any right of set-off and, if terminated as a result of Mr. Grossman’s death or becoming disabled, the Company will reimburse Mr. Grossman (or his qualified beneficiaries) for the same portion of his family COBRA health insurance premium (if continued coverage under COBRA is elected) that it paid during Mr. Grossman’s employment for at least 12 months after the date of his termination and his or his estate shall be entitled to any unpaid annual bonus from any prior performance year.
The Grossman Agreement also contains a mutual non-disparagement covenant and customary non-competition, non-solicitation, confidentiality, corporate opportunity restrictive covenant and intellectual property covenants.
Brian Lenz – Executive Vice President and Chief Financial Officer
On January 29, 2019, the Company entered into an amended and restated employment agreement with its Executive Vice President and Chief Financial Officer (the “Original Lenz Agreement”). The Original Lenz Agreement was amended on September 29, 2021 (the “Lenz Amendment” and the Original Lenz Agreement, as amended by the Lenz Amendment, the “Lenz Agreement”). The Lenz Agreement provides that the employment relationship may be terminated by either party for any reason, at any time, with or without prior notice and with or without “Cause” (as defined therein). The Lenz Agreement provides that Mr. Lenz is (i) entitled to a base salary of $390,000 annually, (ii) eligible for an annual cash bonus with a target equal to 40% of Mr. Lenz’s base salary, based upon the attainment of certain performance milestones and objectives established by the Board (acting through the Compensation Committee) in consultation with Mr. Lenz; and (iii) eligible to participate in the Company’s standard benefits package. Effective February 2021, Mr. Lenz’s annual cash bonus target was increased to 45%. Mr. Lenz’s base salary was increased to $445,578 annually effective January 1, 2022.
The Lenz Agreement further provides, in the event (i) that Mr. Lenz is terminated by the Company without Cause, (ii) that Mr. Lenz resigns for “Good Reason” (as defined therein), or (iii) of any termination resulting from a “Change of Control” (as defined therein) in which the Lenz Agreement is not assumed by the successor to the Company, he would be entitled to (in addition to any accrued but unpaid salary and expenses): (A) in the event Mr. Lenz elects continued coverage under COBRA reimbursement from the Company for the same portion of Mr. Lenz’s family COBRA health insurance premium that it paid during his employment up until the earlier of (x) the date twelve months after Mr. Lenz’s termination and (y) the date on which Mr. Lenz is eligible for comparable health benefits with another company or business entity; provided, however, that in the event Mr. Lenz’s employment is terminated without Cause, for Good Reason or resulting from a Change of Control in which the Lenz Agreement is not assumed by the Company’s successor, and such termination immediately precedes, or occurs within one year following, a Change of Control, the Company will reimburse Mr. Lenz for the same portion of his family COBRA health insurance premium that it paid during his employment up until the earlier of (I) the date 18 months after the date of Mr. Lenz’s termination and (II) the date on which Mr. Lenz is eligible for comparable health benefits with another company or business entity; (B) a severance payment equal to one year of base salary payable in twelve monthly, equal installments after termination or, if such termination is immediately preceding or within one year following a Change of Control, a severance payment equal to 18 months’ base salary plus one and one half times the “Target Bonus” (as defined therein) payable in a lump sum, (C) the prior year Target Bonus (if unpaid and provided the Board has determined in good faith that the goals have been attained), and (C) accelerated vesting of all stock options previously granted to Mr. Lenz and all stock options granted in the future to Mr. Lenz, excluding the retention restricted stock units granted to Mr. Lenz pursuant to that certain Retention Award Agreement, dated as of September 29, 2021 (the “Lenz Stock Options and Restricted Stock Units”), as described in the following sentence. If Mr. Lenz is terminated without Cause or Mr. Lenz resigns for Good Reason, in either case immediately preceding or within one year after a Change of Control, such Lenz Stock Options and Restricted Stock Units will accelerate in full. Furthermore, any payments, awards, benefits or distributions due to Mr. Lenz under the Lenz Agreement as a result of a transaction described in Section 280G may be subject to a cutback as set forth in the Lenz Agreement. In the event that the Lenz Agreement is terminated as a result of Mr. Lenz’s death, becoming disabled, material breach of the agreement, by the Company with Cause or if Mr. Lenz resigns without Good Reason, the Company shall have no further obligations to Mr. Lenz under the Lenz Agreement except for payment of accrued, but unpaid base salary, through the termination date, any unreimbursed expenses, subject to any right of set-off and, if terminated as a result of Mr. Lenz’s death or becoming disabled, the Company will reimburse Mr. Lenz (or his qualified beneficiaries) for the same portion of his family COBRA health insurance premium (if continued coverage under COBRA is elected) that it paid during Mr. Lenz’s employment for at least 12 months after the date of his termination and his or his estate shall be entitled to any unpaid annual bonus from any prior performance year.
The Lenz Agreement also contains a mutual non-disparagement covenant and customary non-competition, non-solicitation, confidentiality and intellectual property covenants.
Dr. James Mond – Former Executive Vice President, Chief Scientific Officer and Chief Medical Officer
On January 29, 2019, the Company entered into an amended and restated employment agreement with its Executive Vice President, Chief Scientific Officer and Chief Medical Officer (the “Mond Agreement”).
On August 6, 2021, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with Dr. James Mond (“Mond”), following his voluntary resignation on June 8, 2021 (the “Separation Date”) from his former role as Executive Vice President, Chief Scientific Officer and Chief Medical Officer of the CompanyThe Separation Agreement became effective on August 12, 2021 (the “Effective Date”).
Under the terms of the Separation Agreement, Mond will receive approximately $0.8 million in certain separation benefits, subject to his continued compliance with the terms of the Separation Agreement, including: (i) salary continuation for a period of ten months beginning on August 1, 2021 through May 1, 2022 (the “Severance Period”); (ii) certain cash payments subject to customary and ordinary tax withholdings, as payments for bonus, the forfeiture of restricted stock units, reimbursement of certain expenses; (iii) an extension providing that, subject to the terms and conditions of the applicable plan or award agreement, Mond has twenty-four (24) months to exercise vested options from the Effective Date; (iv) at his election, the Company will reimburse Mond the same employer premium percentage contribution in effect on the Separation Date for continued health coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA) through the Severance Period; and (v) payment for accrued and unused paid time off.
Pursuant to the Separation Agreement, Mond has agreed to cooperate with the Company during the Severance Period to assist with transition matters and among other items, has released all prior, existing or future claims he had, has or may have against the Company and has agreed to certain customary confidentiality, non-disparagement, work-product assignment, non-compete and non-solicitation provisions.
Retirement Benefits
The only retirement benefit that we offer is our 401(k) plan, which is available to all employees. We currently provide a safe harbor 4% match on an employee’s contributions to the 401(k) plan, up to the applicable limit set forth in the Code.
Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth certain information regarding our equity compensation plans as of December 31, 2021:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	12,347,855(1)	$3.93	69,090(2)
Equity compensation plans not approved by security holders	—	$—	—

Total	12,347,855	$3.93	69,090
(1)
Amount includes 4,485,133 RSUs with no exercise price and which are excluded from the calculation of the weighted-average exercise price of outstanding options, warrants and rights reported in the table.

(2)
On January 1, 2022, an additional 7,832,552 shares of common stock were automatically added to the shares authorized for issuance under the Amended and Restated ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”) pursuant to an “evergreen” provision contained therein. Pursuant to such provision, on January 1 of each year through 2022, the number of shares authorized for issuance under the 2014 Plan is automatically increased by a number equal to four percent of the outstanding shares of common stock as of the end of our immediately preceding fiscal year, or any lesser number of shares of common stock determined by the Board.

THE 2022 EQUITY PLAN PROPOSAL
This Proposal is to consider and vote upon a proposal to approve the ADMA Biologics, Inc. 2022 Equity Compensation Plan, which is referred to herein as the 2022 Equity Plan, a copy of which is attached to this Proxy Statement as Appendix A.
A total of up to 23,749,620 shares of our Common Stock will be reserved for issuance under the 2022 Equity Plan. As of April 25, 2022, the closing price on Nasdaq Global Market per share of Common Stock was $1.97. Our Board of Directors approved the 2022 Equity Plan on April 25, 2022, subject to approval by our stockholders. The 2022 Equity Plan will be effective upon approval by the Company’s stockholders (“Effective Date”) and will serve as the successor equity plan to the ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan, as amended and restated effective March 15, 2017 (the “Existing Equity Plan”) which is expiring.
The Company’s named officers and directors have an interest in this proposal as each of them is eligible to receive grants under the 2022 Equity Plan.
2022 Equity Plan
The purpose of the 2022 Equity Plan is to attract, motivate and retain highly qualified officers, directors, employees and other individuals. We believe that the 2022 Equity Plan is necessary so that the Company can continue to further these objectives by providing these individuals, in many cases as a core component of their compensation with the Company, with an opportunity to acquire a direct proprietary interest in the future success of the Company. As a result, we believe the 2022 Equity Plan is critical to closely align the interests of 2022 Equity Plan participants with those of our stockholders.
We currently maintain the Existing Equity Plan which is expected to expire pursuant to its terms on February 21, 2023. The 2022 Equity Plan will be the successor plan to the Existing Equity Plan and following the Effective Date, no further grants will be made under the Existing Equity Plan. The terms of the 2022 Equity Plan will apply only to awards granted on or after the Effective Date, and awards granted prior to the Effective Date will continue to be governed by the applicable award agreements and the terms of the Existing Equity Plan. As of April 25, 2022, 5,749,620 shares remain available for issuance under the Existing Equity Plan.
Key Features of the 2022 Equity Plan
•	Minimum Vesting Requirements. Subject to certain limited exceptions, awards granted under the 2022 Equity Plan will be subject to a minimum vesting period of one year.
•	Director Limits. The 2022 Equity Plan contains annual limits on the aggregate value of awards that may be granted to non-employee directors.
•
No repricing or grant of discounted stock options or SARs. The 2022 Equity Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The 2022 Equity Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

•	No single-trigger acceleration. Under the 2022 Equity Plan, we do not automatically accelerate vesting of awards in connection with a change in control of the company.
•	Non-discretionary treatment upon change in control. The 2022 Equity Plan hardwires treatment of awards in connection with a change in control of the company.
•
Dividends. We do not pay dividends or dividend equivalents on stock options or SARs. We also do not pay dividends or dividend equivalents on unearned restricted stock units or other stock-based awards, except to the extent the award actually becomes vested.

Determination of Shares to be Available for Issuance
Our Board of Directors believes that our executive compensation program, and particularly the granting of equity awards, allows us to align the interests of officers, directors, employees and other individuals who are selected to receive awards with the long-term interests of our stockholders. Our Board of Directors believes that awards to be granted pursuant to the 2022 Equity Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of stock be authorized for issuance under the 2022 Equity Plan.
If this 2022 Equity Plan Proposal is approved by our stockholders at the Annual Meeting, the maximum aggregate number of new shares of common stock that may be issued under the 2022 Equity Plan with respect to awards granted on or after the Effective Date is up to 23,749,620 shares of common stock. The aggregate number of shares that may be issued under the 2022 Equity Plan is subject to adjustments under the 2022 Equity Plan, as described in “Adjustments” below.
In determining the number of shares to reserve for issuance under the 2022 Equity Plan, we considered many factors, including our share availability under the Existing Equity Plan, our historical grant levels or “burn rate” and our projected burn rate under the 2022 Equity Plan, as well as the potential costs and benefits to our stockholders of the share request under the 2022 Equity Plan.
Dilution Analysis
The table below shows our potential dilution (often referred to as overhang) levels based on the shares of our common stock outstanding combined with our total equity awards outstanding, the shares currently available for grant under the Existing Equity Plan and our proposal for 18,000,000 new shares of our common stock to be available for awards under the 2022 Equity Plan. The 18,000,000 new shares represent potential dilution of approximately 7.71% of the Total Potential Overhang plus Shares of Common Stock Outstanding as of April 25, 2022, as described in the table below. We believe that this number of shares of common stock under the 2022 Equity Plan represents a reasonable amount of potential equity dilution, which will allow us to continue granting equity awards in furtherance of our performance-based compensation practices, the Company’s objectives and the goals of our equity compensation program.
Potential Overhang as of April 25, 2022 with 18,000,000 New Shares
Stock Options Outstanding as of 4/25/22	8,601,539
Weighted Average Exercise Price of Stock Options Outstanding as of 4/25/22	$3.47
Weighted Average Remaining Term of Stock Options Outstanding as of 4/25/22	6.61 years
Outstanding Phantom Stock Units, Time-Based Restricted Stock Units and Performance-Based Restricted Stock Units as of 4/25/22	5,120,625
Total Equity Awards Outstanding as of 4/25/22	13,722,164
Shares Available for Grant under the Existing Equity Plan as of 4/25/22	5,749,620
Shares Requested	18,000,000
Total Potential Overhang as of 4/25/22	37,471,784
Shares of Common Stock Outstanding as of 4/25/22	196,091,777
Total Potential Overhang plus Shares of Common Stock Outstanding as of 4/25/2022	233,563,561
Potential Dilution of 18,000,000 shares as a Percentage of the sum of Total Potential Overhang plus Shares of Common Stock Outstanding as of 4/25/2022	7.71%
Based on our current equity award practices, we estimate that the authorized shares under the 2022 Equity Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately two to three years, in amounts determined appropriate by the Compensation Committee of the Board of Directors (the “Committee”), which will administer the 2022 Equity Plan. This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of our common stock, the type of equity instruments we issue as long-term incentive compensation, any change to our compensation program that involves a different percentage mix of equity-based compensation compared to cash-based compensation, payouts of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions.

Burn Rate
The table below sets forth the following information regarding the awards granted under the Existing Equity Plan: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:
(i)	the number of stock options granted in the applicable year divided by
(ii)	the weighted average number of shares of our common stock outstanding for the applicable year.
Element	2021	2020	2019	Three-Year Average
Stock Options granted	1,895,550	1,468,412	1,508,000	1,623,987
Total Full Value Awards granted	4,384,744	361,000	—	1,581,915
Total Full Value Awards and Stock Options granted	6,280,294	1,829,412	1,508,000	3,205,902
Weighted Average Number of Shares of Common Stock Outstanding as of December 31	139,578,538	86,145,052	54,348,136	93,357,242
Burn Rate	1.4%	1.7%	2.8%	1.7%
Summary of ADMA Biologics, Inc. 2022 Equity Compensation Plan
Type of Awards
The 2022 Equity Plan provides for the issuance of stock options (including non-statutory stock options and incentive stock option), stock appreciation rights (referred to as “SARs”), restricted stock, restricted stock units (referred to as “RSUs”), and other stock-based awards to officers, employees, non-employee directors, independent contractors and consultants of the Company or its subsidiaries.
Purpose and Types of Awards
The purpose of the 2022 Equity Plan is to attract and retain employees, non-employee directors and consultants, and advisors. The 2022 Equity Plan provides for the issuance of incentive stock options, non-qualified stock options, stock awards, stock units, SARs, and other stock-based awards. The 2022 Equity Plan is intended to provide an incentive to participants to contribute to our economic success by aligning the economic interests of participants with those of our stockholders.
Administration
The 2022 Equity Plan will be administered by the Compensation Committee of our Board of Directors, and the Compensation Committee will determine all of the terms and conditions applicable to awards made under the 2022 Equity Plan. Our Compensation Committee will also determine who will receive grants under the 2022 Equity Plan and the number of shares of common stock that will be subject to grants. Our Compensation Committee may delegate authority under the 2022 Equity Plan to one or more subcommittees as it deems appropriate. Subject to compliance with applicable law and stock exchange requirements, the Compensation Committee (or our Board of Directors or a subcommittee, as applicable) may delegate all or part of its authority to our Chief Executive Officer, as it deems appropriate, with respect to awards to employees or key advisors who are not executive officers under Section 16 of the Exchange Act. Our Compensation Committee, our Board of Directors, any subcommittee or the Chief Executive Officer, as applicable, that has authority with respect to a specific award will be referred to as the “Committee” in this description of the 2022 Equity Plan.
Shares Subject to the Plan
Subject to adjustment, the 2022 Equity Plan authorizes the issuance or transfer of (i) 18,000,000 shares of our common stock, plus (ii) up to 5,749,620 shares of common stock, which is the number of shares that remained available for grants under the Existing Equity Plan as of April 25, 2022 (which shall be reduced to reflect any awards granted between April 25, 2022 and the Effective Date under the Existing Equity Plan). In addition, any shares of common stock subject to outstanding grants under the Existing Equity Plan that terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, vested or paid under the Existing Equity Plan after the Effective Date, shall be available for issuance under this Plan.

If any options or stock appreciation rights expire or are canceled, forfeited, exchanged, or surrendered without having been exercised, or if any stock awards, stock units or other stock-based awards are forfeited, terminated, or otherwise not paid in full, including in all such instances with respect to awards under the Existing Equity Plan, the shares of our common stock subject to such awards will again be available for purposes of the 2022 Equity Plan. If shares of our common stock are surrendered in payment of the exercise price of an option both under the 2022 Equity Plan and the Existing Equity Plan, the number of shares of common stock available for issuance under the 2022 Equity Plan will be reduced only by the net number of shares actually issued by us upon such exercise and not by the gross number of shares as to which such option is exercised. Upon the exercise of any SAR under the 2022 Equity Plan or the Existing Equity Plan, the number of shares of our common stock available for issuance will be reduced only by the net number of shares actually issued by us upon such exercise.
If shares of our common stock are withheld by us in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any grant or the issuance of our common stock under the 2022 Equity Plan or the Existing Equity Plan, the number of shares of common stock available for issuance will be reduced by the net number of shares issued, vested or exercised under such grant, calculated in each instance after payment of such share withholding. If any awards under the 2022 Equity Plan or the Existing Equity Plan are paid in cash, and not in shares of our common stock, any shares of our common stock subject to such awards will also be available for future awards. If we repurchase shares of our common stock on the open market with the proceeds from the exercise price we receive from options, the repurchased shares will not be available for issuance under the 2022 Equity Plan.
Individual Limits
For options, SARs, stock awards, stock units, and other stock-based awards, whether payable in common stock, cash or a combination of the two, the maximum number of shares of common stock for which such awards may be made to any employee or key advisor in any calendar year will not exceed 5,000,000 shares of common stock in the aggregate.
The maximum aggregate grant date value of shares of common stock granted to any non-employee director in any one calendar year, taken together with any cash fees earned by such non-employee director for services rendered during the calendar year, shall not exceed $500,000 in total value.
Adjustments
In connection with stock splits, stock dividends, merger, reorganization or consolidation, reclassification and certain other events affecting our common stock or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the Committee will make adjustments as it deems appropriate in: the maximum number and kind of shares of common stock reserved for issuance as awards; the number and kind of shares covered by outstanding awards; the number and kind of shares that may be issued under the 2022 Equity Plan; the price per share or market value of such awards; the exercise price of options; the base amount of SARs; and the performance goals or other terms and conditions as the Committee deems appropriate.
Eligibility and Minimum Vesting
All of our employees are eligible to receive awards under the 2022 Equity Plan. In addition, our non-employee directors and key advisors who perform services for us may receive awards under the 2022 Equity Plan. The Committee determines the vesting and exercisability terms of awards granted under the 2022 Equity Plan; provided, however, that awards granted under the 2022 Equity Plan will not vest over a period of less than one year from the date on which the award is granted other than substitute awards, awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and any additional awards that the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2022 Equity Plan, subject to adjustments. The Committee may authorize acceleration of vesting of such awards in the event of a participant’s death or disability, or in limited circumstances upon the occurrence of a “change in control” as provided below.

Options
Under our 2022 Equity Plan, the Committee will determine the exercise price of the options granted and may grant options to purchase shares of our common stock in such amounts as it determines. The Committee may grant options that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), or non-qualified stock options, which are not intended to so qualify. Incentive stock options may only be granted to our employees. Anyone eligible to participate in the 2022 Equity Plan may receive an award of non-qualified stock options. The exercise price of a stock option granted under the 2022 Equity Plan cannot be less than the fair market value of a share of our common stock on the date the option is granted. If an incentive stock option is granted to a 10% stockholder of the total combined voting power of all classes of our stock, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the date the option is granted. The aggregate number of shares of common stock that may be issued or transferred under the 2022 Equity Plan pursuant to incentive stock options under Section 422 of the Code may not exceed 18,000,000.
The exercise price for any option is generally payable in cash. In certain circumstances as permitted by the Committee, the exercise price may be paid: by the surrender of shares of our common stock with an aggregate fair market value, on the date the option is exercised, equal to the exercise price; by payment through a broker in accordance with procedures established by the Federal Reserve Board; by withholding shares of common stock subject to the exercisable option that have a fair market value on the date of exercise equal to the aggregate exercise price; or by such other method as the Committee approves.
The term of an option cannot exceed ten years from the date of grant, except that if an incentive stock option is granted to a 10% stockholder of the total combined voting power of all classes of our stock, the term cannot exceed five years from the date of grant. In the event that on the last day of the term of a non-qualified stock option, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our common stock under our insider trading policy, the term of the non-qualified option will be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
Except as provided in the grant instrument, an option may only be exercised while a participant is employed by or providing service to us. The Committee will determine in the grant instrument under what circumstances and during what time periods a participant may exercise an option after termination of employment. Other than in connection with a change in control, the Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.
Stock Awards
Under the 2022 Equity Plan, the Committee may grant stock awards. A stock award is an award of our common stock that may be subject to restrictions as the Committee determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction of pre-established criteria, in installments or otherwise, as the Committee may determine, including, but not limited to, restrictions based on the achievement of performance goals. Except to the extent restricted under the grant instrument relating to the stock award, a participant will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. Dividends with respect to stock awards vest and are paid if and only to the extent that the underlying stock award vests, as determined by the Committee. All unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason, unless the Committee determines otherwise. The Committee may determine, as to any or all stock awards, that the restrictions shall lapse without regard to any restriction period.
Stock Units
Under the 2022 Equity Plan, the Committee may grant stock units to anyone eligible to participate in the 2022 Equity Plan. Stock units represent hypothetical shares of our common stock. Stock units become payable on terms and conditions determined by the Committee, including specified performance goals, and will be payable in cash, shares of common stock, or a combination thereof, as determined by the Committee. All unvested stock units are forfeited if the participant’s employment or service is terminated for any reason, unless the Committee determines otherwise. The Committee may accelerate vesting or payment, as to any or all stock units at any time for any reason.

Stock Appreciation Rights
Under the 2022 Equity Plan, the Committee may grant SARs, which may be granted separately or in tandem with any option. SARs granted in tandem with an option may be granted either at the time the option is granted or any time thereafter while the option remains outstanding. The Committee will establish the base amount of the SAR at the time the SAR is granted, which will be equal to or greater than the fair market value of a share of our common stock as of the date of grant.
If a SAR is granted in tandem with an option, the number of SARs that are exercisable during a specified period will not exceed the number of shares of our common stock that the participant may purchase upon exercising the related option during such period. Upon exercising the related option, the related SARs will terminate, and upon the exercise of a SAR, the related option will terminate to the extent of an equal number of shares of our common stock. Generally, SARs may only be exercised while the participant is employed by, or providing services to, us. When a participant exercises a SAR, the participant will receive the excess of the fair market value of the underlying common stock over the base amount of the SAR. The appreciation of a SAR will be paid in shares of our common stock, cash or both.
The term of a SAR cannot exceed ten years from the date of grant. In the event that on the last day of the term of a SAR, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our common stock under our insider trading policy, the term of the SAR will be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
Other Stock-Based Awards
Under the 2022 Equity Plan, the Committee may grant other types of awards that are based on, or measured by, our common stock, and granted to anyone eligible to participate in the 2022 Equity Plan. The Committee will determine the terms and conditions of such awards. Other stock-based awards may be payable in cash, shares of our common stock or a combination of the two, as determined by the Committee.
Dividend Equivalents
Under the 2022 Equity Plan, the Committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under the 2022 Equity Plan. Dividend equivalents entitle the participant to receive amounts equal to ordinary dividends that are paid on the shares underlying an award while the award is outstanding. The Committee will determine whether dividend equivalents will be paid currently or accrued as contingent cash obligations. Dividend equivalents may be paid in cash or shares of our common stock. The Committee will determine the terms and conditions of the dividend equivalent awards, including whether the awards are payable upon the achievement of specific performance goals. Dividend equivalents shall vest and be paid only if and to the extent that the underlying stock units or other stock-based awards vest and are paid as determined by the Committee.
Prohibition on Repricing
Under the terms of the 2022 Equity Plan, the Committee may not (i) amend the terms of any outstanding stock options or SARs to reduce the exercise price or base price, as applicable, (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs or (iii) cancel outstanding stock options or SARs with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities, except in connection with a corporate transaction involving the Company, without in each such instance obtaining the approval of our stockholders.
Change of Control
If we experience a change of control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), all outstanding awards that are not exercised or paid at the time of the change of control will be assumed by, or replaced with awards (with respect to cash, securities or a combination thereof) that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).
Unless otherwise set forth in a grant instrument, if a participant is terminated without cause upon or within 12 months of a change of control, all outstanding time-based awards shall become fully vested and performance-based awards will vest and become payable in accordance with the terms of the applicable award agreement.

If there is a change of control and all outstanding awards are not assumed by, or replaced with awards that have comparable terms by the surviving corporation, then outstanding options and SARs shall be fully exercisable, restrictions on outstanding stock awards shall lapse, and other awards shall become payable upon the change in control. After providing for the acceleration of such options or SARs, the Committee may require that participants surrender their outstanding options and SARs for cancellation and the participants shall receive one or more payments by the Company, in cash, common stock, or other property (including the property, if any, payable in the transaction), as determined by the Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares of common stock subject to the participant’s unexercised options and SARs exceeds the exercise price. Any acceleration, surrender, termination, settlement, or conversion will take place as of the date of the change in control or such other date as the Committee may specify.
In general terms, a change of control under the 2022 Equity Plan occurs if:
•	a person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then-outstanding voting securities;
•
the consummation of a merger of the Company into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•
the consummation of the sale of other disposition of all or substantially all of the assets of the Company, other than to a subsidiary of the Company or holding company of which the Company is a direct or indirect wholly owned subsidiary prior to the transaction; or

•	we consummate a complete liquidation or dissolution.
Deferrals
The Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the participant in connection with an award under the 2022 Equity Plan. The Committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.
Withholding
All awards under the 2022 Equity Plan are subject to applicable U.S. federal (including FICA), state and local, foreign or other tax withholding requirements. We may require participants or other persons receiving awards or exercising awards to pay an amount sufficient to satisfy such tax withholding requirements with respect to such awards, or we may deduct from other wages and compensation paid by us the amount of any withholding taxes due with respect to such award.
The Committee may permit or require that our tax withholding obligation with respect to awards paid in our common stock be paid by having shares withheld up to an amount that does not exceed the participant’s minimum applicable withholding tax rate for United States federal (including FICA), state and local tax liabilities, or as otherwise determined by the Committee. In addition, the Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular award.
Transferability and Beneficiary Designations
Except as permitted by the Committee with respect to non-qualified stock options, only a participant may exercise rights under an award during the participant’s lifetime. Upon death, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights. A participant cannot transfer those rights except by will or by the laws of descent and distribution or, with respect to awards other than incentive stock options, pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may provide in a grant instrument that a participant may transfer non-qualified stock options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws.

Subject to approval of the Committee from time to time, each participant may name any beneficiary or beneficiaries to whom any benefit under the 2022 Equity Plan is to be paid in case of his or her death before he or she receives any or all of such benefit, which shall be made on such form as prescribed by the Company.
Amendment; Termination
Our Board of Directors may amend or terminate our 2022 Equity Plan at any time, except that our stockholders must approve an amendment if such approval is required in order to comply with the Code, applicable laws or applicable stock exchange requirements. Unless terminated sooner by our Board of Directors or extended with stockholder approval, the 2022 Equity Plan will terminate on the day immediately preceding the tenth anniversary of the effective date of the 2022 Equity Plan.
Establishment of Sub-Plans
Our Board of Directors may, from time to time, establish one or more sub-plans under the 2022 Equity Plan to satisfy applicable blue sky, securities or tax laws of various jurisdictions. Our Board of Directors may establish such sub-plans by adopting supplements to the 2022 Equity Plan setting forth limitations on the Committee’s discretion and such additional terms and conditions not otherwise inconsistent with the 2022 Equity Plan as our Board of Directors deems necessary or desirable. All such supplements will be deemed part of the 2022 Equity Plan, but each supplement will only apply to participants within the affected jurisdiction, and we will not be required to provide copies of any supplement to such unaffected participants.
Clawback
Subject to applicable law, the Committee may provide in any grant instrument that if a participant breaches any restrictive covenant agreement between the participant and us, or otherwise engages in activities that constitute cause (as defined in the 2022 Equity Plan) either while employed by, or providing services to, us or within a specified period of time thereafter, all awards held by the participant will terminate, and we may rescind any exercise of an option or stock appreciation right and the vesting of any other award and delivery of shares upon such exercise or vesting, as applicable on such terms as the Committee will determine, including the right to require that in the event of any rescission:
•	the participant must return the shares received upon the exercise of any option or stock appreciation right or the vesting and payment of any other awards; or
•
if the participant no longer owns the shares, the participant must pay to us the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (if the participant transferred the shares by gift or without consideration, then the fair market value of the shares on the date of the breach of the restrictive covenant agreement or activity constituting cause), net of the price originally paid by the participant for the shares.

The Committee may also provide for clawbacks pursuant to a clawback policy, which our Board of Directors may in the future adopt and amend from time to time. Payment by the participant will be made in such manner and on such terms and conditions as may be required by the Committee. We will be entitled to set off against the amount of any such payment any amounts that we otherwise owe to the participant.
Certain United States Federal Income Tax Aspects
The following is a summary of certain U.S. federal income tax consequences of awards under the 2022 Equity Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
Options
An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any shares received upon exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.
Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.
Stock Awards
A participant generally will not be taxed upon the grant of stock awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares of stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Stock Units
In general, the grant of stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Stock Appreciation Rights
A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares received upon exercise of a SAR will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Other Awards
With respect to other stock-based awards granted under the 2022 Equity Plan, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Impact of Section 409A
Section 409A of the Code, and the regulations promulgated thereunder, applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the 2022 Equity Plan are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20% tax on the vested amount underlying the award.
Section 162(m) of the Code
Prior to 2018, Section 162(m) of the Code imposed a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation did not apply to compensation that meets the tax code requirements for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders, including stock options).
The performance-based compensation exemption and the exemption of the chief financial officer from Section 162(m)’s deduction limit have been repealed, among other changes, effective for taxable years beginning after December 31, 2017, such that awards paid to our covered executive officers (including our chief executive officer) in excess of $1 million will not be deductible in future years, unless it qualifies for transition relief applicable to certain arrangements that were in effect as of November 2, 2017 and are not materially modified thereafter.
As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the company.
New Plan Benefits
Future benefits under the 2022 Equity Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable.
Because future grants of awards under the 2022 Equity Plan, if approved, would be subject to the discretion of the Board of Directors or the Committee, the amount and terms of future awards to particular participants or groups of participants are not determinable at this time. No awards have been previously granted that are contingent on the approval of the 2022 Equity Plan.
Vote Required
Assuming the presence of a quorum at the Annual Meeting, approval of the 2022 Equity Compensation Plan requires the majority of the shares of ADMA’s common stock present, through virtual attendance, by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote).
Board Recommendation
After careful consideration, the Board of Directors unanimously recommends that you vote “FOR” the approval of the ADMA Biologics, Inc. 2022 Equity Compensation Plan.

THE SAY-ON-PAY PROPOSAL
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act requires all public companies to hold a separate non-binding advisory stockholder vote to approve the compensation of named executive officers as reported in this proxy statement (commonly known as the “Say-on-Pay” vote).
The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management.
The Compensation Committee of our Board oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. The Compensation Committee has designed the executive compensation program for our named executive officers to meet the following objectives:
•	Ensure executive compensation is aligned with our corporate strategies and business objectives;
•
Subject a substantial portion of an executive officer’s compensation to achieving both short-term and long-term performance objectives that enhances stockholder value by linking rewards to measurable corporate and individual performance;

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through awards for performance;
•	Provide total direct compensation that is competitive in the marketplace in order to attract, retain and motivate the best possible executive candidates; and
•	Provide an incentive for long-term continued employment with our Company.
We believe our approach to goal setting and setting of targets with payouts based upon performance results assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking.
The vote solicited by this Say-on-Pay Proposal is advisory, and therefore is not binding on the Company, our Board or our Compensation Committee. The outcome of the vote will not require the Company, our Board or our Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board.
Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.
Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Say-on-Pay Proposal:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2022 Annual Meeting.

Vote Required
The Say-on-Pay Proposal requires the affirmative vote of the holders of a majority of the shares of ADMA’s common stock present, through virtual attendance, by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter, in order for each such proposal to be approved. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote).
Board Recommendation
After careful consideration, the Board unanimously recommends a vote “FOR” the approval of the advisory (non-binding) vote on executive compensation.

THE AUDITOR RATIFICATION PROPOSAL
Our Audit Committee has appointed CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. In connection with this appointment, CohnReznick LLP will examine and report to stockholders on the consolidated financial statements of the Company and its subsidiaries for 2022.
Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Board has put this proposal before the stockholders because it believes that seeking stockholders’ ratification of the Audit Committee’s appointment of our independent registered public accounting firm is good corporate practice. This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm. If the appointment of CohnReznick LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of CohnReznick LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from stockholders. They also will have the opportunity to make a statement if they desire to do so.
Vote Required
The Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the shares of common stock present, through virtual attendance, by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter to be approved. This means that the number of votes cast “FOR” must exceed the combined number of votes “AGAINST” and abstentions (which will each have the same effect as an “AGAINST” vote).
Board Recommendation
After careful consideration, the Board determined that ratification of the Audit Committee’s appointment of CohnReznick LLP as our independent registered public accounting firm for 2022 is advisable and in the best interests of ADMA and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the ratification of the Audit Committee’s appointment of CohnReznick LLP as our independent registered public accounting firm for 2022 and recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of CohnReznick LLP as our independent registered public accounting firm for 2022.
Principal Accounting Fees and Services
The following table summarizes the aggregate fees billed for professional services rendered to us by CohnReznick LLP, our independent registered public accounting firm, during the fiscal years ended December 31, 2021 and 2020. A description of these fees and services follows the table.
	2021	2020
Audit Fees(1)	$501,568	$510,509
Audit-Related Fees(2)	4,000	6,500
Tax Fees(3)	76,910	58,346
All Other Fees(4)	25,750	27,000
TOTAL	$608,228	$602,355
(1)
Fees for audit services in 2021 and 2020 consisted of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in our Annual Report on Form 10-K, the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, the professional services rendered in connection with the Company’s public offerings of securities, related comfort letters and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)
Tax fees consist of fees billed for services including, but not limited to, assistance with tax compliance and the preparation of tax returns, tax consultation services and assistance in connection with state and local tax audits, if any.

(4)	Primarily reflects audit fees related to a 401(k) retirement plan sponsored the Company.
Pre-Approval of Audit and Permissible Non-Audit Services
Our Audit Committee requires pre-approval of all audit and non-audit services in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Chairperson of the Audit Committee has the authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm, provided that all pre-approvals by the Chairperson must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent registered public accounting firm’s independence and whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service.
Report of the Audit Committee
The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.
The Audit Committee reviews our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting. Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements to accounting principles generally accepted in the United States of America and on the effectiveness of our internal control over financial reporting.
The Audit Committee of the Board has:
•	Reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2021 with management;
•
Discussed with CohnReznick LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T; and

•
Received written disclosures and a letter from CohnReznick LLP regarding its independence as required by applicable requirements of the PCAOB regarding CohnReznick LLP’s communications with the Audit Committee, and the Audit Committee further discussed with CohnReznick LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight related to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and CohnReznick LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Submitted by the members of the Audit Committee:
Martha J. Demski (Chairwoman)
Bryant E. Fong
Lawrence P. Guiheen

CERTAIN ADMA RELATIONSHIPS AND RELATED TRANSACTIONS
Our Board is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors or officers, holders of 5% or more of our voting securities and their immediate family members. We may not enter into a related person transaction unless our Board has reviewed and approved such transaction. In reviewing a related person transaction, our Board may consider various factors, including evaluating potential alternative transactions with unrelated persons. We maintain a Related Party Policy that is reviewed with the Board of Directors or a sub-committee annually; the policy addresses the process for identifying, authorizing, and approving transactions with related parties. Our management prepares a related party listing and transaction analysis quarterly and this analysis is reviewed with the Audit Committee of the Board of Directors. We believe the transactions set forth below were executed on terms no less favorable to us than we could have obtained from unaffiliated third parties.
See “Executive Officers and Director and Officer Compensation” above for a discussion of director compensation, executive compensation and our named executive officers’ employment agreements.
2021 Offering
In connection with our October 2021 public offering of our common stock, on October 25, 2021: (i) Jerrold B. Grossman, our Vice Chairman of the Board, purchased 100,000 shares of our common stock, (ii) Brian Lenz, our Executive Vice President and Chief Financial Officer, purchased 30,000 shares of our common stock, (iii) Adam S. Grossman, our President and Chief Executive Officer, purchased 100,000 shares of our common stock directly and 250,000 shares of our common stock indirectly through an entity he controls, and (iv) Young T. Kwon, a director, purchased 100,000 shares of our common stock, all at the public offering price of $1.00 per share.
2020 Offering
In connection with our February 2020 public offering of our common stock, on February 11, 2020: (i) Lawrence P. Guiheen, a director, purchased 20,000 shares of our common stock, (ii) James Mond, our Chief Scientific Officer and Chief Medical Officer, purchased 4,285 shares of our common stock, (iii) Jerrold B. Grossman, our Vice Chairman of the Board, purchased 22,857 shares of our common stock directly and 22,857 shares of our common stock indirectly through an entity he controls, (iv) Brian Lenz, our Executive Vice President and Chief Financial Officer, purchased 7,142 shares of our common stock, (v) Adam S. Grossman, our President and Chief Executive Officer, purchased 28,571 shares of our common stock directly and 57,143 shares of our common stock indirectly through an entity he controls, and (vi) Perceptive Advisors, a principal stockholder of ADMA, purchased 4,563,700 shares of our common stock through one of its affiliates, all at the public offering price of $3.50 per share.
2019 Offering
In connection with our May 2019 public offering of our common stock, on May 17, 2019: (i) Jerrold B. Grossman, our Vice Chairman of the Board, purchased 12,000 shares of our common stock, (ii) Lawrence P. Guiheen, a director, purchased 25,000 shares of our common stock, (iii) James Mond, our Chief Scientific Officer and Chief Medical Officer, purchased 4,500 shares of our common stock, (iv) Brian Lenz, our Executive Vice President and Chief Financial Officer, purchased 5,000 shares of our common stock, (v) Adam S. Grossman, our President and Chief Executive Officer, purchased 5,000 shares of our common stock directly and 25,000 shares of our common stock indirectly through an entity he controls, and (vi) Perceptive Advisors, a principal stockholder of ADMA, purchased 5,000,000 shares of our common stock through one of its affiliates, all at the public offering price of $4.00 per share.
Shared Services Agreement and Other Arrangements
Our executive offices are located in approximately 4,200 square feet of space at 465 State Route 17, Ramsey, New Jersey 07446. Currently we operate under a Shared Services Agreement, as amended from time to time, with Areth for the use of office space, warehouse space and certain related services. We paid Areth $120,000 under this agreement for the years ended December 31, 2021 and 2020. On November 7, 2019, an additional amendment was entered into between Areth and us to extend the term of this agreement through September 30, 2020, and to provide for automatic one-year renewals unless we give written notice of termination to Areth 60 days prior to the end of the term. Areth is a company controlled by Dr. Grossman and Mr. Grossman.

During the year ended December 31, 2021, we purchased certain specialized medical equipment and services related to our plasma collection centers, as well as personal protective equipment, from GenesisBPS and its affiliates (“Genesis”) in the amount of approximately $208,000. Genesis is owned by Jerrold Grossman and Adam Grossman.
Credit Facility with Perceptive
On February 11, 2019 (the “Perceptive Closing Date”), we and all of our subsidiaries entered into the Perceptive Credit Agreement. The Perceptive Credit Agreement, as amended, provided for a senior secured term loan facility in a principal amount of $100.0 million comprised of (i) a term loan made on the Perceptive Closing Date in the principal amount of $45.0 million, as evidenced by the Company’s issuance of a promissory note (the “Perceptive Tranche I Note”) in favor of Perceptive on the Perceptive Closing Date (the “Perceptive Tranche I Loan”), (ii) a term loan in the principal amount of $27.5 million (the “Perceptive Tranche II Loan”) evidenced by the Company’s issuance of a promissory note (the “Perceptive Tranche II Note”) in favor of Perceptive on May 3, 2019, (iii) a term loan in the principal amount of $12.5 million evidenced by the Company’s issuance of a promissory note (the “Perceptive Tranche III Note”) in favor of Perceptive on March 20, 2020 (the “Perceptive Tranche III Loan”); and (iv) a term loan in the principal amount of $15 million evidenced by our issuance of a promissory note in favor of Perceptive on December 8, 2020 (the “Perceptive Tranche IV Loan”, and together with the Perceptive Tranche I Loan, the Perceptive Tranche II Loan and the Perceptive Tranche III Loan, the “Perceptive Loans”). The Perceptive Tranche III Loan is the result of an amendment to the Perceptive Credit Agreement that the Company and Perceptive entered into on May 3, 2019 (the “First Perceptive Amendment”), and the Perceptive Tranche III Loan became available to the Company upon the approval of BIVIGAM on May 9, 2019. The Perceptive Tranche IV Loan is the result of an amendment to the Perceptive Credit Facility entered into on December 8, 2020 (the “Second Perceptive Amendment”), which also extended the maturity date of the Perceptive Credit Facility to March 1, 2024 (the “Maturity Date”), subject to acceleration pursuant to the Perceptive Credit Agreement, including upon an Event of Default (as defined in the Perceptive Credit Agreement). The proceeds from the Perceptive Tranche IV Loan were used to retire the $15.0 million note we had payable to Biotest, which had a maturity date of June 17, 2022.
All of the Perceptive Loans were retired and our other obligations under the Perceptive Credit Facility were satisfied using the proceeds we received from the the closing on March 23, 2022 (the “Hayfin Closing Date”) of our a senior secured term loan facility with Hayfin Services LLP (“Hayfin”) in a principal amount of up to $175.0 million (the “Hayfin Credit Facility”), composed of (i) a term loan made on the Hayfin Closing Date in the principal amount of $150.0 million (the “Hayfin Closing Date Loan”), and (ii) a delayed draw term loan in the principal amount of $25.0 million (the “Hayfin Delayed Draw Loan” and, together with the Hayfin Closing Date Loan, the “Hayfin Loans”).

STOCKHOLDER PROPOSALS AND OTHER INFORMATION
Deadline for Submission of Stockholder Proposals and Recommendations for Director
Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for the 2023 annual meeting of stockholders must have been received by us at c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446, Attention: Corporate Secretary no later than the close of business on December 29, 2022.
In order for a stockholder to nominate a person for election to the Board or bring other business before the 2022 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our Bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the Bylaws. Specifically, we must receive this notice not less than 90 days and not greater than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is included with these proxy materials. A copy of our Annual Report on Form 10-K, including the financial statements included therein, is also available without charge on our website (www.admabiologics.com) or upon written request to us at c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446, Attention: Corporate Secretary.
HOUSEHOLDING OF MEETING MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name will receive a single envelope containing the proxy materials for all stockholders having that address. The proxy materials for each stockholder will include that stockholder’s unique control number needed to vote his or her shares.
Upon written or oral request, ADMA will deliver a separate copy of proxy materials to any stockholder at a shared address to which a single set of proxy materials was delivered and who wishes to receive separate sets in the future. Stockholders receiving multiple sets of proxy materials may likewise request that ADMA deliver a single set of proxy materials in the future. Stockholders may notify ADMA of their requests by calling or writing ADMA at its principal executive offices at (201) 478-5552 or 465 State Route 17, Ramsey, New Jersey 07446.
If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.
EXPENSES AND SOLICITATION
All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. The Company may elect to engage outside professionals to assist it in the distribution and solicitation of proxies at a fee to be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.
OTHER MATTERS
The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.
To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.
This proxy statement and our Annual Report on Form 10-K is available in the “Investors” section of our website at www.admabiologics.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to: c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446, Attention: Corporate Secretary.
If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.
You are asked to advise us if you intend to attend the Annual Meeting. For instructions on how to attend the virtual Annual Meeting, please refer to www.virtualshareholdermeeting.com/ADMA2022. You are urged to authorize your proxy via the Internet, or, if you have requested paper copies of our proxy materials, complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting.
By Order of the Board of Directors,

Adam S. Grossman President and Chief Executive Officer, Director
Dated: April 28, 2022

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act, and are required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that we file with the SEC, including this proxy statement, may be accessed from the SEC’s website on the Internet at www.sec.gov, free of charge. You may also obtain any reports, statements or other information that we file with the SEC by accessing our website at www.admabiologics.com or you may request such reports, statements or other information in writing or by telephone as follows:
ADMA BIOLOGICS, INC.
465 State Route 17
Ramsey, New Jersey 07446
Attention: Office of the Secretary
Telephone: (201) 478-5552
The information contained on our website or in any of our reports filed with the SEC shall not be deemed to be incorporated by reference into this proxy statement, except to the extent we specifically incorporate it by reference.
We have not authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of the proxy statement, and the mailing of this proxy statement to our stockholders shall not create any implication to the contrary.

APPENDIX A
ADMA BIOLOGICS, INC.

2022 EQUITY COMPENSATION PLAN

Effective        , 2022

The purpose of the ADMA Biologics, Inc. 2022 Equity Compensation Plan (the “Plan”) is to provide employees of ADMA Biologics, Inc. (the “Company”) and its Subsidiaries (as defined below), certain consultants and advisors who perform services for the Company or its Subsidiaries, and non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards.
The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.
The Plan is a successor to the ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan, as amended and restated (the “Prior Plan”). No additional grants shall be made under the Prior Plan after the Effective Date. Outstanding grants under the Prior Plan shall continue in effect according to their terms, consistent with the applicable terms of the Prior Plan.
Section 1. Definitions
The following terms shall have the meanings set forth below for purposes of the Plan:
(a) “Award” shall mean an Option, SAR, Stock Award, Stock Unit or Other Stock-Based Award granted under the Plan.
(b) “Award Agreement” shall mean the written agreement or statement that sets forth the terms and conditions of an Award, including all amendments thereto. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by the Participant.
(c) “Board” shall mean the Board of Directors of the Company.
(d) “Cause” shall have the meaning given to that term in any written employment agreement, offer letter, consulting agreement or severance agreement between the Employer and the Participant, or if no such agreement exists or if such term is not defined therein, and unless otherwise defined in the Award Agreement, “Cause” shall mean a finding by the Committee of conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant, after notice thereof, to render services to the Company or its Subsidiaries in accordance with the terms or requirements of his or her employment, engagement as a Non-Employee Director or a Key Advisor; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or a Subsidiary; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or a Subsidiary which results in direct or indirect loss, damage or injury to the Company or a Subsidiary; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary; or (vi) the Participant’s breach of any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Company or any of its Subsidiaries.
(e) “CEO” shall mean the Chief Executive Officer of the Company.
(f) A “Change in Control” shall be deemed to have occurred if:
(i) the acquisition, directly or indirectly, by a “person” (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions of Voting Securities shall not constitute a Change in Control: (A) any acquisition by or from the Company or any of its Subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, (B) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by the Company, or (C) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 50% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding shares of Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the shares of Common Stock and Voting Securities; or
(ii) the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a Subsidiary of the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or
(iii) the consummation of a reorganization, merger or consolidation of the Company, other than a reorganization, merger or consolidation, which would result in the Voting Securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 50% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or
(iv) the consummation of a plan of complete liquidation of the Company.
Notwithstanding the foregoing, if an Award constitutes deferred compensation subject to section 409A of the Code and the Award provides for payment upon a Change in Control, then, for purposes of such payment provisions, no Change in Control shall be deemed to have occurred upon an event described in items (i) – (iv) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under section 409A of the Code.
(g) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(h) “Committee” shall mean the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. The Committee shall also consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Common Stock is at the time primarily traded.
(i) “Common Stock” shall mean common stock, without par value, of the Company.
(j) “Company” shall mean ADMA Biologics, Inc. and shall include its successors.
(k) “Disability” or “Disabled” shall mean, with respect to a Participant, unless otherwise set forth in the Award Agreement or other agreement between the Employer and the Participant that otherwise defines “disability”, that the Participant has been determined to be (1) disabled and entitled to receive benefits under the applicable Employer’s long-term disability plan and (2) disabled under Treasury Regulation Section 1.409A 3(i)(4) or its successor. The date on which a Participant shall be deemed to have incurred a Disability shall be the first date both requirements are satisfied as determined by the Committee or its designee.
(l) “Dividend Equivalent” shall mean an amount determined by multiplying the number of shares of Common Stock subject to a Stock Unit or Other Stock-Based Award by the per-share cash dividend paid by the Company on its outstanding Common Stock, or the per-share Fair Market Value of any dividend paid on its outstanding Common Stock in consideration other than cash. If interest is credited on accumulated divided equivalents, the term “Dividend Equivalent” shall include the accrued interest.
(m) “Effective Date” shall mean        , 2022, subject to approval by the Company’s stockholders.
(n) “Employee” shall mean an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.
(o) “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be an Employee, Key Advisor or member of the Board), unless the Committee determines otherwise. If a Participant’s relationship is with a Subsidiary of the Company and that entity ceases to be a Subsidiary of the Company, the Participant will be deemed to cease employment or service when the entity ceases to be a Subsidiary of the Company, unless the Participant transfers employment or service to an Employer.
(p) “Employer” shall mean the Company and its Subsidiaries.
(q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(r) “Exercise Price” shall mean the per share price at which shares of Common Stock may be purchased under an Option, as designated by the Committee.
(s) “Fair Market Value” shall mean:
(i) If the Common Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Common Stock is a national securities exchange, the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (B) if the Common Stock is not principally traded on any such exchange, the last reported sale price of a share of Common Stock during regular trading hours on the relevant date, as reported by the OTC Bulletin Board;
(ii) If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be determined by the Committee through any reasonable valuation method authorized under the Code.
(t) “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.
(u) “Key Advisor” shall mean a consultant or advisor of the Employer.
(v) “Non-Employee Director” shall mean a member of the Board who is not an Employee.
(w) “Nonqualified Stock Option” shall mean an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.
(x) “Option” shall mean an option to purchase shares of Common Stock, as described in Section 6.
(y) “Other Stock-Based Award” shall mean any Award based on, measured by or payable in Common Stock (other than an Option, Stock Unit, Stock Award, or SAR), as described in Section 10.
(z) “Participant” shall mean an Employee, Key Advisor or Non-Employee Director designated by the Committee to participate in the Plan.
(aa) “Performance Objectives” shall mean the performance objectives established in the sole discretion of the Committee for Participants who are eligible to receive Awards under the Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or one of its Subsidiaries in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives may include, but is not limited to: cash flow; cash flow from operations; earnings (including, but not limited to, gross earnings, operating earnings, earnings before interest and taxes. earnings before interest, taxes, depreciation and amortization, adjusted earnings before interest, taxes, depreciation and amortization); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; bookings; backlog; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stockholder return;

return on capital; return on assets or net assets; revenue; income or net income; gross income, operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; completion of acquisitions, business expansion, product diversification, new or expanded market penetration, and market share.
(bb) “Plan” shall mean this ADMA Biologics, Inc. 2022 Equity Compensation Plan, as in effect from time to time.
(cc) “Restriction Period” shall have the meaning given that term in Section 7(a).
(dd) “SAR” shall mean a stock appreciation right, as described in Section 9.
(ee) “Stock Award” shall mean an award of Common Stock, as described in Section 7.
(ff) “Stock Unit” shall mean an award of a phantom unit representing a share of Common Stock, as described in Section 8.
(gg) “Subsidiary” or “Subsidiaries” shall mean a corporation or other entity of which 50% or more of the Voting Securities or 50% or more of the equity interests is owned, directly or indirectly, by the Company.
(hh) “Substitute Awards” shall have the meaning given that term in Section 4(c).
Section 2. Administration
(a) Committee. The Plan shall be administered and interpreted by the Committee; provided. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. Subject to compliance with applicable law and the applicable stock exchange rules, the Board, in its discretion, may perform any action of the Committee hereunder. To the extent that the Board, the Committee, a subcommittee or the CEO, as described below, administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board, the Committee or such subcommittee or the CEO.
(b) Delegation to CEO. Subject to compliance with applicable law and applicable stock exchange requirements, the Committee may delegate all or part of its authority and power to the CEO, as it deems appropriate, with respect to Awards to Employees or Key Advisors who are not executive officers or directors under section 16 of the Exchange Act.
(c) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Awards shall be made under the Plan, (ii) determine the type, size, terms and conditions of the Awards to be made to each such individual, (iii) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Award, subject to the provisions of Section 17 below, and (v) deal with any other matters arising under the Plan.
(d) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
(e) Indemnification. No member of the Committee or the Board, and no Employee of the Company shall be liable for any act or failure to act with respect to the Plan, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or Employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an Employee of the Company or a Subsidiary against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.
Section 3. Awards.
(a) General. Awards under the Plan may consist of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9 and Other Stock-Based Awards as described in Section 10. All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Award Agreement. All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards under a particular Section of the Plan need not be uniform as among the Participants. Notwithstanding anything to the contrary herein, any dividends or Dividend Equivalents granted in connection with Awards under the Plan shall vest and be paid only if and to the extent the underlying Awards vest and are paid.
(b) Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not vest over a period of less than one year from the date on which the Award is granted; provided that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) any additional Awards that the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan, subject to adjustments made in accordance with Section 4(e) below; provided, further, that the Committee may authorize acceleration of vesting of such Awards in the event of the Participant’s death or Disability, or the occurrence of a Change in Control as provided in Section 12.
Section 4. Shares Subject to the Plan
(a) Shares Authorized. Subject to adjustment as described in Section 4(e) below, the maximum aggregate number of shares of Common Stock that may be issued or transferred under the Plan with respect to Awards shall be (i) 18,000,000 shares of Common Stock, plus (ii) up to 5,749,620 shares of Common Stock, which is the number of Shares that remained available for grants under the Prior Plan as of April 25, 2022 (which shall be reduced to reflect any awards granted under the Prior Plan between April 25, 2022 and the Effective Date). In addition, any shares of Common Stock subject to outstanding grants under the Prior Plan that terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, vested or paid under the Prior Plan after the Effective Date, shall be available for issuance under this Plan. The aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options on and after the Effective Date shall not exceed 18,000,000.
(b) Source of Shares; Share Counting. Shares issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. If (i) Options or SARs granted under the Plan, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Awards shall again be available for purposes of the Plan and (ii) after the Effective Date, options or stock appreciation rights granted under the Prior Plan, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any stock awards, stock units or other stock-based awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Awards shall again be available for purposes of the Plan. If shares of Common Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option granted under the Plan or an option granted under the Prior Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares actually issued by the Company upon such exercise and not by the gross number of shares as to which such option is exercised. Upon the exercise of any SAR under the Plan or stock appreciation rights under the Prior Plan, the number of shares of Common Stock available for issuance under the Plan shall be reduced by only by the net number of shares actually issued by the Company upon such exercise. If shares of Common Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Award made under the Plan or award made under the Prior Plan or the issuance of Common Stock thereunder, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares issued, vested or exercised under such award, calculated in each instance after payment of such share withholding. To the extent any Awards made under the Plan or awards made under the Prior Plan are paid in cash, and not in shares of Common Stock, any shares previously subject to such awards shall again be available for issuance or transfer under the Plan. For the avoidance of doubt, if shares are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options granted under the Plan or the proceeds of the exercise price of options granted under the Prior Plan, such shares may not again be made available for issuance under the Plan.
(c) Substitute Awards. Shares issued or transferred under Awards made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by the Company in a transaction (“Substitute Awards”) shall not reduce the number of shares of Common Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Plan’s share reserve (subject to applicable stock exchange listing and Code requirements).
(d) Limitations. Subject to adjustment as described in Section 4(e) below, the following Award limitations shall apply:
(i) For Options, SARs, Stock Awards, Stock Units and Other Stock-Based Awards (whether payable in Common Stock, cash or a combination of the two), the maximum number of shares of Common Stock for which such Awards may be made to any Employee or Key Advisor in any calendar year shall not exceed 5,000,000 shares of Common Stock in the aggregate.
(ii) the maximum aggregate grant date value of shares of Common Stock subject to Awards granted to any Non-Employee Director during any calendar year for services rendered as a Non-Employee Director, taken together with any cash fees earned by such Non-Employee Director for services rendered as a Non-Employee Director during the calendar year, shall not exceed $500,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.
(e) Adjustments. If there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, reverse stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any year, the kind and number of shares covered by outstanding Awards, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change in Control, the provisions of Section 12 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with section 409A or 424 of the Code, to the extent applicable. The adjustments of Awards under this Section 4(e) shall include adjustment of shares, Exercise Price of Options, base amount of SARs, Performance Objectives or other terms and conditions, as the Committee deems appropriate. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.

Section 5. Eligibility for Participation
(a) Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.
(b) Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Awards and shall determine the number of shares of Common Stock subject to a particular Award in such manner as the Committee determines.
Section 6. Options
The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
(a) Number of Shares. The Committee shall determine the number of shares of Common Stock that will be subject to each Award of Options to Employees, Non-Employee Directors and Key Advisors.
(b) Grant of Options and Exercise Price.
(i) The Committee may grant Options in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporation, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.
(ii) The Exercise Price of Common Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.
(c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option), the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Common Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise and consistent with Section 409A of the Code.
(d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Award Agreement. Subject to the limitations set forth in Section 12, the Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(e) Awards to Non-Exempt Employees. Unless the Committee determines otherwise, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or other circumstances permitted by applicable regulations).
(f) Termination of Employment or Service. Except as provided in the Award Agreement, an Option may only be exercised while the Participant is employed by, or providing services to, the Employer. The Committee shall determine in the Award Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, by check or by wire transfer, (ii) unless the Committee determines otherwise, by delivering shares of Common Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Common Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by withholding shares of Common Stock subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Committee may approve. Shares of Common Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option, unless the Committee determines otherwise. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.
(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Common Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.
Section 7. Stock Awards
The Committee may issue or transfer shares of Common Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:
(a) General Requirements. Shares of Common Stock issued pursuant to Stock Awards may be issued for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific Performance Objectives. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Award Agreement as the “Restriction Period.”
(b) Number of Shares. The Committee shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.
(c) Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer during a period designated in the Award Agreement as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Award as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 15 below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Award. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or the Company may issue non-certificated shares.
(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any vesting and other restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific Performance Objectives; provided, however, that dividends shall vest and be paid only if and to the extent that the underlying Stock Award vests, as determined by the Committee, and is paid.
(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
Section 8. Stock Units
The Committee may grant Stock Units, each of which shall represent one hypothetical share of Common Stock, to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:
(a) Crediting of Units. Each Stock Unit shall represent the right of the Participant to receive a share of Common Stock or an amount of cash based on the value of a share of Common Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
(b) Terms of Stock Units. The Committee may grant Stock Units that vest and are payable if specified Performance Objectives or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee may accelerate vesting or payment, as to any or all Stock Units at any time for any reason. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
(c) Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Common Stock or any combination of the foregoing, as the Committee shall determine.
Section 9. Stock Appreciation Rights
The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:
(a) General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to or greater than the Fair Market Value of a share of Common Stock as of the date of grant of the SAR. The term of any SAR shall not exceed ten years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR, the exercise of the SAR is prohibited by applicable law, including a prohibition on purchases or sales of Common Stock under the Company’s insider trading policy, the term shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
(b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.
(c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Award Agreement and shall be subject to such vesting and other restrictions as may be specified in the

Award Agreement. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as specified by the Committee. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
(d) Grants to Non-Exempt Employees. Unless the Committee determines otherwise, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or other circumstances permitted by applicable regulations).
(e) Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).
(f) Form of Payment. The appreciation in an SAR shall be paid in shares of Common Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.
Section 10. Other Stock-Based Awards
The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that are based on or measured by Common Stock, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of Performance Objectives or other criteria or other conditions and may be payable in cash, Common Stock or any combination of the foregoing, as the Committee shall determine.
Section 11. Dividend Equivalents
The Committee may grant Dividend Equivalents in connection with Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Common Stock, and upon such terms and conditions as the Committee shall determine; provided that Dividend Equivalents shall vest and be paid only if and to the extent the underlying Stock Units or Other Stock-Based Awards vest and are paid, as determined by the Committee. For the avoidance of doubt, no dividends or Dividend Equivalents will be granted in connection with Options or SARs.
Section 12. Consequences of a Change in Control
(a) Assumption of Outstanding Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law.
(b) Vesting Upon Certain Terminations of Employment. Unless otherwise set forth in an Award Agreement, if a Change in Control occurs and Awards remain outstanding after the Change in Control (or are assumed by, or converted to similar awards with equivalent value as of the date of the Change in Control of, the surviving corporation (or a parent or Subsidiary of the surviving corporation)), and the Company or its successor terminates a Participant’s employment without Cause upon or within one year after, the Change in Control, the Participant’s outstanding Options and SARs shall vest and become exercisable, any restrictions on Stock Awards shall lapse and other Awards shall become payable. Awards that are based on Performance Objectives will vest and be payable in accordance with the terms set forth in the applicable Award Agreement.

(c) Other Alternatives. If Awards are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation, then in the event of a Change in Control, outstanding Options and SARs shall be fully exercisable, restrictions on outstanding Stock Awards shall lapse, and other Awards shall become payable upon the Change in Control. Notwithstanding the foregoing, after providing for the acceleration of such Options or SARs, the Committee may require that Participants surrender their outstanding Options and SARs for cancellation and the Participants shall receive one or more payments by the Company, in cash, Common Stock, or other property (including the property, if any, payable in the transaction), as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share Exercise Price of an Option or SAR, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR. Any acceleration, surrender, termination, settlement, or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.
Section 13. Deferrals
The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Award. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.
Section 14. Withholding of Taxes
(a) Required Withholding. All Awards under the Plan shall be subject to applicable federal (including FICA), state and local, foreign, or other tax withholding requirements. The Employer may require that the Participant or other person receiving Awards or exercising Awards pay to the Employer an amount sufficient to satisfy such tax withholding requirements with respect to such Awards, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Awards.
(b) Share Withholding. The Committee may permit or require the Employer’s tax withholding obligation with respect to Awards paid in Common Stock to be satisfied by having shares withheld up to an amount that does not exceed the Participant’s applicable withholding tax rate for federal (including FICA), state and local, foreign, or other tax liabilities. The Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow Participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular Award. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.
Section 15. Transferability of Awards
(a) Nontransferability of Awards. Except as described in subsection (b) below, only the Participant may exercise rights under an Award during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) pursuant to a “qualified domestic relations order” as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Award under the Participant’s will or under the applicable laws of descent and distribution.
(b) Transfer of Nonqualified Options. Notwithstanding the foregoing, the Committee may provide, in an Award Agreement, that a Participant may transfer Nonqualified Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Section 16. Requirements for Issuance or Transfer of Shares
No Common Stock shall be issued or transferred in connection with any Award hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award on the Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Common Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.
Section 17. Amendment and Termination of the Plan
(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.
(b) No Repricing of Options or SARs. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price of such outstanding Options or base price of such SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an Exercise Price or base price, as applicable, that is less than the Exercise Price or base price of the original Options or SARs or (iii) cancel outstanding Options or SARs with an Exercise Price or base price, as applicable, above the current stock price in exchange for cash or other securities.
(c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board.
(d) Termination and Amendment of Outstanding Awards. A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of a Participant unless the Participant consents or unless the Committee acts under Section 18(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be terminated or amended under Section 18(f) below or may be amended by agreement of the Company and the Participant consistent with the Plan, provided that the Participant’s consent is not required if any termination or amendment to the Participant’s outstanding Award does not materially impair the rights or materially increase the obligations of the Participant.
Section 18. Miscellaneous
(a) Awards in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Awards under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become Employees, or (ii) limit the right of the Company to grant Options or make other awards outside of the Plan. The Committee may make an Award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for an Option or stock award granted by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Awards as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.

(b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
(c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under the Plan.
(d) Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
(e) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(f) Compliance with Law.
(i) The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Common Stock under Awards shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that, to the extent applicable, Awards comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
(ii) The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If an Award is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.
(iii) Any Award that is subject to section 409A of the Code and that is to be distributed to a Key Employee upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.
(iv) Notwithstanding anything in the Plan or any Award agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company or any Subsidiary or affiliate of the Company have any responsibility or liability if an Award does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.
(g) Beneficiary Designations. Subject to approval of the Committee from time to time, each Participant may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate. Any payment made to a beneficiary under this Plan in good faith shall fully discharge the Company from all further obligations with respect to that payment.
(h) Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance, or other employee benefit plan of the Employer, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Employer and (ii) the Participant, except as such agreement shall otherwise expressly provide.
(i) Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.
(j) Establishment of Subplans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Employer shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.
(k) Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Participant ceases to be employed by, or provide service to, the Employer.
(l) Clawback Rights. Subject to the requirements of applicable law, the Committee may provide in any Award Agreement that if a Participant breaches any restrictive covenant agreement between the Participant and the Employer or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within the applicable period of time thereafter, all Awards held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Award and delivery of shares upon such exercise or vesting (including pursuant to dividends and Dividend Equivalents), as applicable, on such terms as the Committee shall determine. In the event of any such rescission, the Company shall have the right to require that (i) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Award (including pursuant to dividends and Dividend Equivalents) or, (ii) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach of the restrictive covenant agreement or activity constituting Cause), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer. In addition, all Awards under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.
(m) Governing Law. The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

ADMA BIOLOGICS, INC.
ATTN: INVESTOR RELATIONS
5800 PARK OF COMMERCE BLVD NW
BOCA RATON, FL 33487

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 20, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and complete an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADMA2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 20, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

You may vote by Internet 24 hours a day, 7 days a week. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D80834-P73618

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ADMA BIOLOGICS, INC.

The Board of Directors recommends you vote FOR the following:

1. To elect the following Class III directors for a term expiring at the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominees:	For	Withhold
1a. Jerrold B. Grossman	▢	▢
1b. Lawrence P. Guiheen	▢	▢

The Board of Directors recommends you vote FOR the following proposals 2, 3 and 4:	For	Against	Abstain
2. A proposal to approve the ADMA Biologics, Inc. 2022 Equity Compensation Plan.	▢	▢	▢
3. A proposal to approve the compensation of the Company's named executive officers, on an advisory basis.	▢	▢	▢
4. To ratify the appointment of CohnReznick LLP as the independent registered public accounting firm for the year ending December 31, 2022.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Annual Report are available at www.proxyvote.com.

D80835-P73618

ADMA BIOLOGICS, INC.
Annual Meeting of Stockholders
June 21, 2022 10:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Adam S. Grossman and Brian Lenz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ADMA BIOLOGICS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 a.m. Eastern Time on June 21, 2022 at www.virtualshareholdermeeting.com/ADMA2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side